UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to 240.14a-12
MEDIFAST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting
and Proxy Statement
Annual Meeting of Stockholders
Tuesday, May 19, 2026
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS OF MEDIFAST, INC.
TO BE HELD ON TUESDAY, May 19, 2026

April 6, 2026

DEAR FELLOW STOCKHOLDERS OF MEDIFAST, INC.

Notice is hereby given that the 2026 annual meeting of stockholders (the "Annual Meeting") of Medifast, Inc. (the "Company" or "Medifast") will be held in person on Tuesday, May 19, 2026, at 4:30 p.m. Eastern Time at the Courtyard by Marriott Baltimore Downtown/Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202, for the following purposes, as more fully described in the accompanying Proxy Statement:
(1)Elect seven nominees to the Board of Directors to serve for a one-year term expiring in 2027;
(2)Ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026;
(3)Approve, on an advisory basis, the compensation of the Company's named executive officers;
(4)Approve the Amended and Restated 2012 Share Incentive Plan; and
(5)To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Doors to the Annual Meeting will open at 4:00 p.m. Eastern Time. Stockholders of record at the close of business on March 23, 2026 are entitled to notice of, and to vote at, the Annual Meeting. If you plan to attend the Annual Meeting, please note that for security reasons, before being admitted you must present your proof of stock ownership (or if you hold your shares in street name, a signed legal proxy from your bank, broker or other nominee giving you the right to vote your shares) and valid photo identification at the door. All hand-carried items will be subject to inspection, and any bags, briefcases, or packages must be checked at the registration desk prior to entering the meeting room. If you do not have proof of ownership and valid photo identification, you will not be admitted to the Annual Meeting. Please also note that the use of cellphones, recording and photographic equipment and/or computers is strictly prohibited at the Annual Meeting. No recording of the Annual Meeting is permitted, including audio and video recording.
Jason L. Groves, Esq.
Chief Legal Officer & Corporate Secretary

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other nominee. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting Information

Date and Time	Location
Tuesday, May 19, 2026 4:30 p.m., Eastern Time	The Courtyard by Marriott Baltimore Downtown/Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202

Record Date	Who Can Vote
March 23, 2026	Holders of our common stock are entitled to vote on all matters

Matters to be Voted on at the Annual Meeting and Board Recommendations

Item	Proposals	Board Vote Recommendation		Page #
1	Elect seven nominees to the Board of Directors to serve for a one-year term expiring in 2027	✓	FOR each director nominee	6
2	Ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026	✓	FOR	46
3	Approve, on an advisory basis, the compensation of the Company's named executive officers	✓	FOR	49
4	Approve the Amended and Restated 2012 Share Incentive Plan	✓	FOR	50

Our Board of Directors and Director Nominees
The following table provides information about our current Board of Directors and nominees.

Name	Age at Annual Meeting	Director Since	Independent	Current Committee Memberships
Jeffrey J. Brown(1)	65	2015	✓	Audit (Chair); Executive;*;+
Daniel R. Chard	61	2016		Executive (Chair); ✧
Elizabeth A. Geary	45	2023	✓	NCG
Michael A. Hoer(1)	70	2018	✓	Audit; +; CC
Parsa Kiai(2)	45	-	✓	-
Jeffrey Rose(2)	55	-	✓	-
Scott Schlackman	68	2015	✓	CC (Chair); Audit
Andrea B. Thomas	61	2019	✓	NCG (Chair); CC
Ming Xian	62	2018	✓	NCG

(1) Messrs. Brown and Hoer will not stand for re-election at the Annual Meeting.
(2) Messrs. Kiai and Rose have not previously served as directors and are standing for election as directors at the Annual Meeting.

✓	Independent Director	✧	Chairman of the Board
Audit	Audit Committee	NCG	Nominating/Corporate Governance Committee
CC	Compensation Committee	+	Audit Committee Financial Expert
Executive	Executive Committee	*	Lead Independent Director

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Forward-Looking Statements. This Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included in this Proxy Statement are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “should,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “would,” “could,” or the negative of these terms, and similar expressions and are made in connection with discussions of future operating or financial performance and/or events or developments that we expect or anticipate will occur in the future. These statements involve known and unknown risks, uncertainties, and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in this Proxy Statement. Such risks, uncertainties, and other factors include those risks described in the Form 10-K, filed February 17, 2026, including those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and in subsequent filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. The Company expressly disclaims any obligation to update any information contained in this Proxy Statement or to publicly release the results of any revisions to forward-looking statements to reflect events or circumstances of which we may become aware after the date of this Proxy Statement, except as required by law.

2025 Business Highlights and Performance Overview
In October 2025, Medifast announced a strategic transformation focused on holistic metabolic health. This shift leverages the Company’s extensive experience in structured weight loss to address the root causes of metabolic dysfunction. By aligning proprietary scientific research, an enhanced product ecosystem, and personalized coaching, the Company has established a long-term growth strategy designed to capture a larger, more sustainable share of the metabolic health market over the next decade.

Central to this transformation is Metabolic Synchronization®, a breakthrough science platform that reverses metabolic dysfunction through a targeted reset of the body’s metabolism. Clinical data from a 16-week study validated this approach, with participants on the Company’s 5 & 1 plan experiencing a 14% reduction in visceral fat, retention of 98% of their lean mass, and achieving clinically significant weight loss. This approach distinguishes Medifast’s offerings in an evolving weight-management and metabolic health landscape.

To support this scientific focus, the Company significantly updated its coach-led model in 2025 with two main initiatives:

•The EDGE Program: Launched in early 2025, this initiative provides a structured roadmap for coaches, incentivizing progressive business-building behaviors and leading indicators of success.
•Premier+: Rolled out in July 2025, this refreshed auto-ship program offers an optimized pricing architecture and provides a more reliable and predictable compensation structure for coaches.

These enhancements were designed to make client acquisition and retention easier for coaches. These strategic investments yielded tangible results in the second half of the year.

A key milestone in the Company’s stabilization was achieved in the fourth quarter of 2025, as coach productivity turned positive year-over-year for the first time since mid-2022, with revenue per active earning coach increasing 6%. Historically, sustained productivity improvement has served as a leading indicator of broader stabilization and future growth.

As Medifast enters 2026, the Company is transitioning from transformation to execution. With a solid cash base and no debt, the Company has aligned its cost structure with current economic and industry realities while maintaining the capacity to invest in future growth. This foundation supports the reinstatement of annual guidance and a leadership transition announced in January 2026. Looking ahead, the Company expects continued improvement in coach productivity and anticipates that the launch of the next-generation metabolic health product line in 2026 will drive meaningful improvement in its results starting in the fourth quarter of 2026.

Through its unique combination of personalized coaching, community support, and science-backed nutrition, Medifast is positioning itself to lead the advancement of metabolic health and deliver long-term value to stockholders.

Our Governance Snapshot

Good governance is a critical part of our corporate culture. The following provides an overview of our key governance practices:

Board of Directors	Board Composition
•Majority vote for director elections	•Majority independent Board - 6 of our 7 directors
•All directors are expected to attend the Annual Meeting	•Diverse Board with different backgrounds, experience and expertise, as well as balanced mix of ages and tenure of service
•Lead Independent Director	•Unclassified Board
Board Processes
•Independent Directors regularly meet without management present	•Corporate Governance Guidelines approved by Board
•Annual Board and Committee self-assessments	•Full Board regularly reviews succession planning
•Board orientation program	•Mandatory retirement age of 75 for all directors
Compensation
•The majority of executive compensation is tied to performance	•Amended and Restated 2012 Share Incentive Plan prohibits repricing options and includes a double-trigger in the event of a change in control
•Incentive compensation is subject to potential recoupment under our clawback policy	•No supplemental retirement benefits for executives
•Officers and directors are prohibited from engaging in hedging transactions, monetization transactions or similar arrangements involving our stock	•Dividends and dividend equivalents that accrue on equity awards are paid only to the extent that the underlying shares become vested or earned
•Officers and directors are prohibited from pledging our stock as collateral for a loan or holding our securities in a margin account	•Long-term incentive program includes performance-based awards that vest over a three-year performance period
•Officers are not eligible for a 280G excise tax gross-up payment in the event of a change in control	•Officers and directors are subject to stock ownership guidelines
•Executive perquisites are limited and not excessive	•Limited severance benefits under executive severance plan
Corporate Governance Documents

You will find current copies of the following corporate governance documents on our website at
https://ir.medifastinc.com/governance-documents:
•Corporate Governance Guidelines
•Code of Conduct and Business Ethics
•Audit Committee Charter
•Compensation Committee Charter
•Nominating/Corporate Governance Committee Charter
•Executive Committee Charter

Human Capital

People are at the heart of everything we do at Medifast, and we are committed to delivering a differentiated employee experience that we believe enables our team members to grow and participate in work that is challenging, meaningful, and rewarding. Our organizational culture is centered on fostering healthy cross-functional relationships and an environment where clear and transparent communication is an important part of how we work. In 2025, we focused on renewing excitement around the opportunities our programs, plans and community offer those seeking to make a healthy lifestyle second nature.

During this year, we began our transition to becoming a metabolic health company, as we continued to navigate a dynamic and challenging business environment while seeking positive health outcomes for our clients. Our focus has been to create a repeatable opportunity renewal cycle that drives greater innovation and progress towards advancing our mission. Educating our team members about the key operational metrics, such as coach productivity, and its link to important financial metrics has been an important part of our communication strategy. This understanding has helped drive alignment between our strategy, goals and the tactics we deployed to propel business momentum.

We believe maintaining strong peer relationships and teaming are critical components to achieving our goals. We use our Culture Compass, Culture Contract and accompanying Toolkit to enable our team members to deepen their understanding of Medifast values and to understand how their success translates to the success of the greater team, our coaches, clients, and stockholders. In 2025, our core values of Teaming, Courage, Empowerment and Partnership were particularly critical to advancing our strategy. We challenged our team members to be courageous as they explore innovations and empower their teams to embrace new ways of working in support of our metabolic health strategy. Together, we continue to build relationships built on trust, nurture a caring and empathetic environment, and prioritize the mental and physical well‑being of our people.

To increase organizational agility and support our ambitious goals, we modified our in‑office work requirement to three days per week to promote in‑person collaboration, brainstorming and faster problem solving, while preserving the flexibility that our team members value. Through our ongoing engagement surveys, The Loop, we know flexibility and autonomy are important. Accordingly, we allow up to two days per week of remote work, encourage minimal meetings on Fridays to provide dedicated focus time, and offer a Summer Friday program to provide additional flexibility during the summer months.

In 2025, we introduced our new intranet platform, the Mediverse, to provide a dynamic and user‑friendly experience through which team members can access relevant and current information about our business strategy, culture, important events and leadership communications. Our weekly “Pulse” newsletter is now delivered to team members through the Mediverse to help ensure important initiatives and events are communicated promptly. We also have an active community of content contributors who regularly publish both social and business‑related content. As of December 31, 2025, over 90% of our team members were actively engaged on Mediverse. The platform includes unique channels that support team members in connecting to our mission and to each other. For example, our “Brightside” channel enables team members to share good news, and our “Optimal Impact” channel highlights volunteer and giving opportunities. To further reinforce our mission in action, team members receive up to 16 paid hours per calendar year to volunteer their time in their communities.

Ensuring our organization is united by our values and a “one team, one mission” mindset remains a top priority. Our cultural narrative is embedded in our core human capital processes so that team members understand how their success contributes to the success of the broader team and ultimately to an excellent coach and client experience. Each year, we host Coach Encounters, which provide opportunities for team members to hear directly from our independent coaches about their personal journeys and how our company supports their work in seeking positive health outcomes for our clients. In 2025, we also hosted several Executive Director Summits for coaches who achieved the Executive Director rank and met specified criteria, creating additional opportunities for mutual learning and recognition between our coaches and corporate team members.

In March 2025, we launched our “Impact One More” challenge, encouraging team members to participate in coach events and other community‑building opportunities to immerse themselves in our mission and see how their work supports our strategic goals. More than 100 team members participated in at least one event, including live and digitally streamed coach events, podcasts about our business, Healthy Habits For All volunteer initiatives and more. Participants earned #AcedIt points, and top achievers are recognized at our All-Hands events.

Learning and development are key aspects of our culture and are important in delivering critical capabilities in a time of change. As part of our performance management process (PEAK), team members and their people leaders engage in regular conversations around goal setting, career development, mid-year check-in and year-end performance reviews. This process is supported by a technology platform that enables documentation and ongoing dialogue between managers and team members, providing opportunities to acknowledge wins and facilitating the cascading of shared goals. The platform also supports on-demand and 360-degree feedback reinforcing the role of feedback in enhancing development and strengthening relationships.

Through our Optimal Learning platform, team members have access to online courses and curated learning paths, including a Culture Journey path to give new team members an easy and dynamic way to learn about our culture. We continue to enhance our digital learning offerings, including access to third-party content to support professional development, professional certifications and continuous learning. In addition, we have several programs to enable relational learning such as our Summer Leadership Speaker series, which features senior-level team members sharing their professional insights and stories, career journeys and what drives their passion for their current roles.

Our Level Up shadow program increases sponsorship of junior talent within our supply chain, exposing them to new skills and areas of the business with a goal of preparing them to take on greater responsibility in the future. In 2025, we extended Level Up to salaried high‑potential team members within the supply chain. We also made it a requirement for new hires to add their current and desired skills to the Skills Vault, a repository that captures the existing strengths and capabilities of our team members. Over time, we expect the Skills Vault to provide critical insights to help us design future learning interventions and increase internal mobility.
v

In support of building a strong leadership team, we continued to embed our senior leadership team (SLT) standards. Our SLT Standards guide describes the skills, competencies, experiences and internal processes senior leaders are expected to develop as they advance at Medifast. In 2025, we introduced an assessment template for SLT team members and their managers to use in development conversations and to support future career progression.

We also introduced a second speaker series, Fuel Up, a lunch‑and‑learn program designed for manager‑level and above subject‑matter experts. Fuel Up aims to inspire, educate and spotlight expertise across our organization by allowing team members to explore new ideas, share innovative thinking with peers and practice their presentation and leadership skills, while gaining knowledge that deepens their understanding of our business and helps drive progress. As a learning organization committed to prioritizing experiences that help our team members, as well as the Company, continually learn and grow, it is common practice for us to conduct regular evaluations of these experiences through surveys, retros and postmortems. These conversations help us measure the impact, success and usefulness of our programs and events so we can continually work to improve future iterations of these experiences.

Recognition is a key attribute of our culture and is essential for fostering positive relationships. We believe fostering a sense of gratitude is important in nurturing strong relationships and building tight-knit communities. Our #AcedIt! program allows for social, points-based and tangible recognition and celebrates team members for achieving important milestones in service. In 2025, we achieved over 90% participation in our #AcedIt! program.

At Medifast, we are committed to being a best-in-class health and wellness company, not just for our coaches and clients, but for our team members, too. That means creating a work environment that cultivates optimal health and wellbeing. We do this by providing healthy food options in our vending machines and food markets, providing our team members with an allowance of up to $2,400 per year for OPTAVIA products and a healthy hydration program that allows team members to access free flavored and sparkling water via our Bevi® machines. Additionally, our Bevi® machines have had a positive environmental impact by eliminating over 180,000 one-time use water bottles in our offices to date.

We also want our employees to experience the support our coaches provide to their clients every day. Our Employees on Plan program allows team members to experience the support of a coach as they pursue their own journeys toward optimal health and well‑being.

In addition to these initiatives, our Wellness Committee continues to engage team members to help champion wellness events, on a voluntary basis. Key wellness events in 2025 included a Wellness Week that offered biometric clinics, flu clinics and educational webinars tied to healthy habits. Topics ranged from maximizing 401k benefits, to exercise-based activities, mental health webinars and more. The biometric clinic allows our team members to get vital metrics on key health indicators, such as cholesterol, Body Mass Index, blood pressure and blood sugar to empower them in managing their health.

Our LiveWell platform continues to be adopted across our organization, with over 93% of team members leveraging the tool and more than 2,000 preventive health challenges completed. LiveWell delivers a customizable and complete wellness program to support team members in their wellness journey and helps them to be more proactive in managing their health. The LiveWell platform streamlines wellness and healthcare resources and includes opportunities for rewards while participating in wellness initiatives that are intended to promote the development of healthy habits. Team members can earn #AcedIt! points to spend when they complete wellness-related activities. This incentive is available to all team members regardless of whether they participate in our health plans. In 2025, we won the highest-level Well Workplace Award, Platinum, from the Wellness Council of America, the 2025 Gold Workplace Well-being Award for Making a Difference from Aetna and were recognized at the Exemplar level by Healthiest Maryland Businesses, a reflection of the work we have done to support positive health outcomes in the lives of our team members.

Promoting Diversity

The success of our teams is made possible in part by the diversity of backgrounds, perspectives, skills, and experiences of our leadership, team members and coaches. Diversity is one of Medifast’s Core Values and is an important part of our Company culture.

As of December 31, 2025:
•50% of our independent Board members were racially diverse or female
•50% of our executive officers were racially diverse or female
•63% of our employees were racially diverse and 51% identified as female or other

Information relating to and a list of our independent Board members can be found in the PROPOSAL 1: ELECTION OF DIRECTORS section herein, and a list of our executive officers can be found in the EXECUTIVE OFFICERS section herein.

At Medifast, our talent acquisition and employment policies are inclusive. We recruit, employ, train, compensate and promote without regard to race, color, religion, sex, sexual orientation, gender identity or expression, national origin, age, disability, marital status, status as a protected veteran or genetic information. In addition, we are committed to generating an open dialogue with our team members as well as learning additional ways to foster a more inclusive work environment. To maintain our inclusive culture, we continually review our internal processes for combating bias, promoting inclusion and increasing the diversity of our employee community. We also continue to support programming and work practices that will strengthen community bonds, encourage psychological safety and create channels that enable two-way conversations with an ultimate goal of providing team members numerous opportunities to lend their voice and shape their work experience. Programs like The Loop, our listening initiative, which is powered by a technology platform that provides team members with a way to share feedback on their work experience and company culture. For the past three years, we have also hosted a Culture Week to celebrate the differences that make our community special and provide team members with activities like our All-Hands Meetings and holiday events to bring team members closer and build rapport.

It is important to us that our culture initiatives reinforce the behaviors and actions that foster an empathetic, inclusive culture where different thoughts, ideas, experiences and identities are embraced, valued and celebrated, and where team members feel empowered and inspired to be their authentic best selves.

Social and Environmental Responsibility

We are committed to corporate responsibility and sustainability at Medifast and in the communities where our employees, independent coaches, and clients live. We are continuing to evaluate our environmental, social, and governance ("ESG") priorities, policies, practices, and reporting procedures. Although we remain in the early stages of our ESG efforts, we believe we have demonstrated our commitment to ESG matters through various initiatives, including those described in the Human Capital, Promoting Diversity, and Social and Environmental Responsibility sections. Furthermore, we continue to ensure that our manufacturing and warehouse locations operate in an environmentally efficient manner. For additional information on our governance practices, please see our Governance Snapshot above, and Information Concerning our Board of Directors, The Committees of the Board, The Board's Role in Risk Management, and the Code of Conduct and Corporate Governance Guidelines sections included herein.

Medifast’s commitment to helping our clients achieve lifelong transformation starts with the work our independent coaches do and includes actively supporting the communities where we live and work. Our comprehensive philanthropic initiative, Healthy Habits For All, advances our mission by bringing healthy habits to even more people, aligning who we are with how we give. It provides children in under-resourced communities with the education and access necessary to make healthy habits a reality. Additionally, Medifast team members and independent coaches have volunteered their time to numerous service activities, from hosting fundraisers to assembling youth and school garden kits to help kids (and adults) in the community get excited about eating healthy foods.

Since the program's inception, we have provided education and access to children and families in underserved communities, empowering them to adopt healthy habits that can lead to transformation. Under the education pillar of the program, our free "Healthy Habits For All" curriculum has been utilized by educators throughout the nation, impacting more than 100,000 students. Lessons are designed to equip students with the skills, knowledge and confidence needed to build healthy habits from a young age and are available free of cost to millions of teachers nationwide, though the initiative aims to prioritize access for students in Title I schools.

Additionally, together with our coach and client community, we are continuing to increase access to nutritious food through an ongoing partnership with the national nonprofit No Kid Hungry; to date, we have helped provide nearly 14 million* healthy meals to deserving kids. Locally, we support our long-time local non-profit partner, Living Classroom Foundation, to promote healthy eating and lifestyles to children and families in underserved communities in Baltimore.

Finally, Medifast is committed to operating its business in an ethical manner, and it expects the same standards from those partners in its supply chain. Medifast's Vendor Code of Conduct sets forth the procedures Medifast follows in order to ensure its third-party suppliers and subcontractors within its supply chain comply with applicable laws, rules and regulations, including those relating to the environment and our operations.

*$1 can help provide 10 meals. No Kid Hungry does not provide individual meals; these donations help support programs that feed kids. Learn more at NoKidHungry.org/OneDollar.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Medifast. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.
Stockholders of record, who hold shares registered in their name, can vote by any of the following methods:

INTERNET	BY TELEPHONE	BY MAIL	IN PERSON

www.ProxyVote.com until 11:59 p.m. Eastern Time on May 18, 2026	1-800-690-6903 until 11:59 p.m. Eastern Time on May 18, 2026	Completing, signing, and returning your proxy or voting instruction card before May 19, 2026	At the annual meeting: If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Attendees will be asked to present proof of stock ownership and a valid picture identification, such as a driver's license or passport
If you hold your shares in street name, (that is, they are held in the name of a broker, financial institution or other nominee) you will receive instructions with your materials that you must follow in order to have your shares voted.. Most brokers offer voting by mail, by telephone and on the Internet. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
Please review your voting instruction form to determine whether you will be able to vote by telephone or over the Internet.
See the "General Information About the Annual Meeting and Voting" section for more details.

PROXY STATEMENT
2026 Annual Meeting

The 2026 Annual Meeting of Stockholders of Medifast, Inc. (the "Annual Meeting") will be held at 4:30 p.m. Eastern Time on Tuesday, May 19, 2026, in person at the Courtyard by Marriott Baltimore Downtown/Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202, for the purposes set forth in the accompanying Notice of 2026 Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation by our Board of Directors (the "Board") of proxies to be used at the Annual Meeting and at any adjournment or postponement of the meeting. We refer to Medifast, Inc. in this Proxy Statement as "we," "us," "our," the "Company" or "Medifast."

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you.
General Information About the Annual Meeting and Voting
(1)How is Medifast distributing the proxy materials?
This Proxy Statement, the proxy card and the Company's Annual Report for the fiscal year ended December 31, 2025 (the "2025 Annual Report") are available online at www.ProxyVote.com. Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are first sending a Notice of Internet Availability of Proxy Materials to our stockholders on or about April 6, 2026. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials (www.ProxyVote.com) or to request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by (a) visiting www.ProxyVote.com, (b) calling 1-800-579-1639 or (c) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
(2)Why am I receiving these proxy materials?
We are providing this Proxy Statement and other proxy materials in connection with the Board’s solicitation of proxies to be voted at the Annual Meeting, or at any adjournment or postponement thereof. We will bear the cost of the solicitation of proxies. In addition, solicitation may be made by our directors, officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our common stock.
(3)What is included in the proxy materials?
The proxy materials consist of: (1) the Notice of 2026 Annual Meeting of Stockholders of Medifast, Inc.; (2) this Proxy Statement for the Annual Meeting; and (3) the 2025 Annual Report. If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the Annual Meeting.
(4)What do I need to attend the Annual Meeting?
Only stockholders of the Company as of March 23, 2026 (the "Record Date") or their duly authorized proxies may attend the Annual Meeting. Proof of ownership of our shares must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, the voting instruction form mailed to you by your bank or other nominee or other proof of ownership as of March 23, 2026, to be admitted to the Annual Meeting. Otherwise, proper documentation of a duly authorized proxy must be presented. This proof can also be a letter from a bank, broker or other nominee indicating ownership as of the Record Date, a proxy card, or a valid, legal proxy provided by your bank, broker or other nominee.
If you do not have both proof of ownership and valid photo identification, you will not be admitted to the Annual Meeting. Please also note that the use of cellphones, recording and photographic equipment and/or computers is strictly prohibited at the Annual Meeting. No recording of the Annual Meeting is permitted, including audio and video recording.

5.How do I submit questions during the Annual Meeting?
Following the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted by stockholders of record during the meeting. To ensure that as many stockholders as possible are able to ask questions, each stockholder will be permitted no more than one question.
6.     What am I being asked to vote on at the Annual Meeting?
We are asking our stockholders to consider and vote on the following proposals at the Annual Meeting:
(1)The election of seven nominees to the Board to serve for a one-year term expiring at the 2027 Annual Meeting of Stockholders (Proposal 1);
(2)The ratification of the appointment of RSM US LLP ("RSM"), as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 ("Fiscal Year 2026") (Proposal 2);
(3)Approval, on an advisory basis, of the compensation of the Company's named executive officers (Proposal 3); and

(4)Approval of the Amended and Restated 2012 Share Incentive Plan (Proposal 4).
7.    What shares may I vote?
You may vote all of the shares of our common stock that you owned as of the close of business on March 23, 2026, the Record Date. These shares include:
(1)Those held directly in your name as the stockholder of record; and
(2)Those held for you as the beneficial owner through a bank, broker or other nominee at the close of business on the Record Date.
Each share of our common stock is entitled to one vote. On the Record Date, there were 11,031,693 shares of our common stock issued and outstanding.
8.    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most Medifast stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record — If your shares of our common stock are owned directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to the Company or to vote at the Annual Meeting.
Beneficial Owner — If your shares of our common stock are held through a bank, broker or other nominee, you hold those shares in street name and are considered the beneficial owner of those shares. Your bank, broker or nominee is considered, with respect to those shares, the stockholder of record.
9.    How can I vote my shares?
Stockholder of Record — If you are a stockholder of record, you may vote your shares by any one of the following methods:
•By Mail: The Notice includes directions on how to request paper copies of this Proxy Statement, the 2025 Annual Report and a proxy card. Once you receive a paper proxy card, you may vote your shares by signing and dating each proxy card that you receive and returning it in the prepaid envelope prior to the Annual Meeting on May 19, 2026. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How will my shares be voted?"
•Over the Internet: You may vote your shares online at www.ProxyVote.com by following the instructions provided in the Notice. If you vote on the Internet, you do not need to return a proxy card. Internet voting will be available until 11:59 p.m. Eastern Time on May 18, 2026.

•By Telephone: You may vote by telephone by dialing 1-800-690-6903 from any touch-tone telephone and following the instructions. If you vote by telephone, you do not need to return a proxy card. Telephone voting will be available until 11:59 p.m. Eastern Time on May 18, 2026.
•At the Meeting: You may vote your shares in person during the Annual Meeting. Proof of ownership of our shares and valid photo identification must be presented in order to be admitted to the Annual Meeting.
Beneficial Owner — If you hold your shares in street name, you may instruct your bank, broker or other nominee to vote your shares by following the instructions that your bank, broker or other nominee provides to you. Most brokers offer voting by mail, by telephone and on the Internet. You should instruct your bank, broker or other nominee how to vote your shares by following the directions provided by your bank, broker or other nominee. Alternatively, you may obtain a “legal proxy” from your bank, broker or other nominee and bring it with you to hand in with a ballot in order to vote your shares in person at the Annual Meeting. If you choose to vote in person at the meeting, you must bring the following: (i) proof of identification, (ii) an account statement or letter from the bank, broker or other nominee indicating that you are the beneficial owner of the shares and (iii) a signed legal proxy from the stockholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of the shares as of the Record Date.

10.     May I change my vote or revoke my proxy?
Yes, stockholders are entitled to revoke their proxies at any time before their shares are voted at the Annual Meeting. To revoke a proxy, a stockholder must file a written notice of revocation with the Company, deliver a duly executed proxy card bearing a later date than the originally submitted proxy card, submit voting instructions again by telephone or the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote your shares. If you hold shares in street name, you must contact your bank, broker or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person during the Annual Meeting.
11.    What is the quorum requirement for the Annual Meeting?
For business to be conducted at the Annual Meeting, a quorum must be present or represented by proxy. Under our Bylaws, the presence of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting attending in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is determined as of the Record Date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting.

12.    What proposals will be presented, what are my voting choices for each matter, and how does the Board recommend that I vote?

At the Annual Meeting, you will be asked to vote on four proposals. Your options and the voting requirements are set forth below. The Board recommends you vote FOR each nominee in Proposal 1, FOR ratification of our selection of independent auditors in Proposal 2, FOR our executive compensation in Proposal 3 and FOR approval of the Amended and Restated 2012 Share Plan in Proposal 4. Additionally, if you choose to abstain from voting, it will have no effect on any of the below proposals.

We will also consider any other business that may come before the meeting in a manner that is proper under Delaware law and our by-laws.

Proposal		Voting Choices	Voting Requirements	Effect of "Broker Non-Votes"	Effect of Abstentions
1	Elect seven nominees to the Board of Directors to serve for a one-year term expiring in 2027	With respect to each director nominee: For Against Abstain	With respect to each director nominee: Affirmative Vote of Majority of Votes Cast	No effect	No effect
2	Ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026	For Against Abstain	Affirmative Vote of Majority of Votes Cast	Not applicable	No effect
3	Approve, on an advisory basis, the compensation of the Company's named executive officers	For Against Abstain	Affirmative Vote of Majority of Votes Cast	No effect	No effect
4	Approve the Amended and Restated 2012 Share Incentive Plan	For Against Abstain	Affirmative Vote of Majority of Votes Cast	No effect	No effect
13.    What is a "broker non-vote"?
A "broker non-vote" occurs when a broker submits a proxy to the Company that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals, and does not have discretionary authority to vote in the absence of instructions.

14.    How will my shares be voted?
If you specify a voting choice, your shares will be voted in accordance with that choice. If you sign, but do not indicate your voting preferences, then the persons named as proxies by our Board, Daniel R. Chard and Jason L. Groves (the "Named Proxies"), will vote your shares in accordance with the recommendations of the Board. If a matter to be considered at the Annual Meeting is timely submitted pursuant to Rule 14a-4(c)(l) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), your proxy will authorize the Named Proxies to vote your shares in their discretion with respect to any such matter subsequently raised at the Annual Meeting. At the time this Proxy Statement was filed, we knew of no matters to be considered at the Annual Meeting other than those referenced in this Proxy Statement.
If you are a beneficial owner and you have not provided voting instructions to your broker, your broker may exercise discretion to vote your shares only with respect to routine matters. The ratification of RSM (Proposal 2) is considered a routine matter under applicable rules. Your broker does not have discretionary authority to vote your shares on non-routine matters. The election of directors (Proposal 1), the advisory approval of the Company's executive compensation (Proposal 3), and the vote on the Amended and Restated 2012 Share Incentive Plan (Proposal 4) are considered non-routine matters under applicable rules. Therefore, there may be "broker-non-votes" with respect to these matters. See "What is a broker non-vote?'' for more information.

15.    Will I have dissenters' rights?
No dissenters' rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation or our Bylaws to any stockholder with respect to any of the matters proposed to be voted on at the Annual Meeting.
16.    Are voting records confidential?
We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements, and in other limited circumstances such as proxy contests.
17.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting, and publish final results in a Current Report on Form 8-K following the Annual Meeting.
18.    What does it mean if I receive more than one Notice, proxy card or voting instruction form?
It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card (if you have requested and received paper copies of this Proxy Statement and a proxy card or voting instruction form). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction form you receive.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board is currently composed of seven directors. Our Board has set seven directors as the number to be elected at the Annual Meeting and, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated for re-election current directors Daniel R. Chard, Elizabeth A. Geary, Scott Schlackman, Andrea B. Thomas and Ming Xian, and new nominees, Parsa Kiai and Jeffrey Rose for election, as directors with terms expiring at the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified. Messrs. Kiai and Rose have not previously been elected by our stockholders. The Board of Directors has determined that Jeffrey J. Brown, a member of our Board since 2015, and Michael A. Hoer, a member of our Board since 2018, will not stand for re-election at the Annual Meeting.

Five out of seven nominees are currently directors of the Company and have been previously elected by our stockholders. Management has no reason to believe that any of the nominees are unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the Named Proxies will vote shares represented by proxies at the Annual Meeting for the election of such persons as designated by the Board.

The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public corporations, as well as directorships during the past five years, their ages and the first year elected as a Medifast director, are set forth below. Certain individual qualifications, experiences and skills of our directors that contribute to the Board’s effectiveness and support the Company’s strategy as a whole are also described below. The Nominating/Corporate Governance Committee considers numerous qualifications when considering candidates for the Board, including their qualifications, skills, experiences, and tenure. The Board and the Nominating/Corporate Governance Committee believe that the combination of the various qualifications and experiences of the director nominees would contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

As a group, our Director nominees exhibit:
•Highest personal and professional ethical standards, integrity, and values;
•Practical wisdom and mature judgment;
•An appreciation of multiple cultures;
•A commitment to sustainability and social issues;
•Innovative thinking;
•Knowledge of corporate governance requirements and practices; and
•Diverse backgrounds, including Directors with experience in business, international operations, finance, product development, marketing and sales, direct selling, and areas that are relevant to the Company’s direct-to-consumer activities.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings, and should be committed to serve on the Board. Our nominees have a balanced mix of short and long tenure, ranging from three years to eleven years, as of the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES IDENTIFIED BELOW.

DIRECTOR NOMINEES

Chairman & Chief Executive Officer
Director Since: 2016
Age at Annual Meeting: 61
Board Committee:
•Executive Committee (Chairperson)
Qualifications: Mr. Chard brings to the Board leadership skills and experience across operations, international, and marketing functions. He possesses extensive direct selling industry experience along with a strong background in consumer products.

Daniel R. Chard
Mr. Chard has served as the Chief Executive Officer of the Company since October 2016 and Chairman since 2020. Prior to joining the Company, Mr. Chard served as President and Chief Operating Officer at PartyLite, a portfolio company of The Carlyle Group, from October 2015 to October 2016. Mr. Chard also served as the President, Global Sales & Operations at Nu Skin Enterprises, Inc. (“Nu Skin”) from February 2006 to September 2015, President of Nu Skin Europe from July 2004 to January 2006, and in various other roles of increasing responsibility since he joined Nu Skin in 1998.
Education: Mr. Chard holds a Bachelor of Arts in Economics from Brigham Young University and received an MBA from the University of Minnesota.

Director Since: 2023
Age at Annual Meeting: 45
Board Committee:
•Nominating/Corporate Governance Committee
Qualifications: Ms. Geary brings to the Board experience in cyber, risk mitigation, and insurance.

Elizabeth A. Geary
Ms. Geary serves as President and Chief Executive Officer of Tokio Marine HCC North America. Prior to joining Tokio Marine HCC, Ms. Geary held senior level roles at Liberty Mutual and TransRe including President of Insurance Solutions, President of Global Portfolio Management, Chief Underwriting Officer, and Global Head of Cyber.
Education: Ms. Geary is a graduate of Fordham University, earning a Bachelor’s degree in Business Administration and an MBA in Finance from the Gabelli School of Business.

Age at Annual Meeting: 45 Qualifications: Mr. Kiai brings public and private company board experience and finance, transactional and investing experience.
Parsa Kiai
Mr. Kiai is the Managing Partner and Chief Investment Officer of Steamboat Capital. He has 22 years of investing and corporate finance experience with expertise in capital allocation. Mr. Kiai is responsible for the overall direction of the business of Steamboat Capital and managing the portfolios of the company's clients.
Education: Mr. Kiai graduated from Cornell University in 2003.

Age at Annual Meeting: 55 Qualifications: Mr. Rose brings to the Board experience in finance, legal, regulatory, risk evaluation, and strategic risk.
Jeffrey Rose, Esq.
Mr. Rose is Chief Operating Officer and Chief Financial Officer of Steamboat Capital. He has 23 years of financial experience and has been a member of the New York Bar for over 30 years. Mr. Rose practiced corporate law for seven years, was Chief Financial Officer and General Counsel of Conquest Capital, a $1 billion alternative investment manager and served on the Investment Committee of GAM’s multi-billion dollar funds of funds before joining Steamboat in 2014.
Education: Mr. Rose graduated from Queens College in 1990, NYU Law School in 1993 and Columbia Business School in 2002.

Director Since: 2015
Age at Annual Meeting: 68
Board Committees:
•Compensation Committee (Chairperson)
•Audit Committee
Qualifications: Mr. Schlackman brings to the Board extensive global executive leadership experience and expertise in the direct selling business.

Scott Schlackman
Mr. Schlackman serves as Chairperson of the Compensation Committee and a member of the Audit Committee. He is President of Scott Schlackman Global Consulting, LLC. Mr. Schlackman was on the Board of Image Skincare from 2015 to 2023 and served as Vice Chairman of Image Skincare from 2018 to 2023.
From 2011 to 2013, he was President of Avon UK and Ireland and Vice President of Liz Earle Products, which Avon acquired in March 2010. He was Regional Vice President for Global Sales Development WEMEA and Asia Pacific Regions for Avon in 2010. In 2008 and 2009 he was General Manager of Continental Europe. From 2006-2008, he was General Manager of Avon Canada. In his 30 years with Avon, Mr. Schlackman served in a variety of senior executive roles with Avon Products, Inc., a global manufacturer and marketer of beauty and related products, living in nine different countries.
Education: Mr. Schlackman received a BS from the Wharton School of the University of Pennsylvania.

Director Since: 2019
Age at Annual Meeting: 61
Board Committees:
•Nominating/Corporate Governance Committee (Chairperson)
•Compensation Committee
Qualifications: Ms. Thomas brings to the Board considerable executive leadership experience along with a strong background in consumer products.

Andrea B. Thomas
Ms. Thomas serves as the Chairperson of the Nominating/Corporate Governance Committee, and is a member of the Compensation Committee. She is the Chief Experience Officer at the University of Utah and a professor of marketing at the David Eccles School of Business at the University of Utah. She joined the university in 2016 after a 23-year career in brand management, retail marketing, innovation, and sustainability. She is also a consultant, bringing a unique approach of academia and experience working at tremendous scale for Walmart, Hershey and PepsiCo.
She was a Senior Vice President at Walmart Stores for 8 and a half years leading teams in private brands, sourcing, sustainability, and marketing. Prior to joining Walmart, she was Vice President of Global Chocolate for the Hershey Company where she was responsible for platform innovation for Hershey’s portfolio of global brands. Previously, Ms. Thomas spent 13 years at PepsiCo where she worked in brand management, innovation, and retail marketing at Frito-Lay and Pizza Hut, launching Tostitos Scoops, managing the Tostitos Fiesta Bowl and coordinating the NFL and Disney relationships.
Education: Ms. Thomas received a BA in mass communications from the University of Utah and an MBA in business administration from Brigham Young University. She also has a Doctorate of Education (EdD) from the University of Pennsylvania.

Director Since: 2018
Age at Annual Meeting: 62
Board Committee:
•Nominating/Corporate Governance Committee
Qualifications: Mr. Xian brings to the Board strategic management, business development, public relations and marketing skills. As a Chinese foreign-national, he also brings an understanding of the complexity of the Chinese government as he has worked throughout Asia, including Singapore.

Ming Xian
Mr. Xian is currently retired, and previously held the position of Senior Internal Trainer of Sinochem Corporation from 2019 through 2023, and served as Chairman of Sinochem International (Overseas) Pte, Ltd. in Singapore from August 2008 to August 2010. Mr. Xian also served as Chief Strategy Officer of DSM Sinochem Pharmaceuticals from September 2011 to January 2017. He also served as Chairman of GMG Global from August 2008 to August 2010 and its Chief Executive Officer from August 2010 to August 2011.
Education: Mr. Xian received a BS from Dalian Jiaotong University in China, a BEc from the University of International Business and Economy in China and a MEc from the Norwegian Management School in Norway.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS
Director Independence

We are required to have a majority of independent directors serving on our Board and may only have independent directors serving on each of our Audit, Compensation, and Nominating/Corporate Governance Committees pursuant to the listing rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Audit Committee and Compensation Committee, the rules and regulations existing under the Exchange Act.

Our Board undertakes an annual review of our directors’ independence. The purpose of this review is to determine whether any relationships or transactions involving our directors (including their family members and affiliates) are inconsistent with a determination that such director is independent under the independence standards prescribed by the NYSE’s listing rules and our Corporate Governance Guidelines. Our Board also considers whether our Audit Committee and Compensation Committee members continue to satisfy the independence standards prescribed for audit committee and compensation committee members by the rules and regulations of the Exchange Act.

In making this determination, the Board annually considers not only the criteria for independence set forth in the listing rules of the NYSE, but also any other relevant facts and circumstances that may come to the Board’s attention. These related transactions, relationships or arrangements between a director (or any member of their immediate family or any entity of which such director or one of their immediate family members is an executive officer, general partner or significant equity holder) on the one hand, and Medifast or any of its subsidiaries or affiliates, on the other hand, might signal potential conflict of interest, or might bear on the materiality of a director’s relationship to Medifast or any of its subsidiaries. The Board considers the independence issue not merely from the standpoint of the director, but also from that of the persons or organizations with which the director is affiliated.

Based on its recent review, our Board determined that each of our current directors, other than Mr. Chard, qualify as independent under the independence standards prescribed by the listing rules of the NYSE. Our Board also determined that each of Messrs. Brown, Hoer, and Schlackman the current members of the Audit Committee, qualify as "independent" under the independence standards for audit committee members adopted by the SEC and that each of Mr. Schlackman, Mr. Hoer, and Ms. Thomas, the current members of the Compensation Committee, are "non-employee directors" under Rule 16b-3 of the Exchange Act.

Furthermore, the Board evaluated and determined that our director nominees, Messrs. Kiai and Rose also qualify as independent pursuant to the NYSE independence standards.
Board Leadership Structure

The Board believes that there is no one best leadership structure model that is most effective in all circumstances. Instead, the Board maintains a flexible approach to whether the roles of Chairman and Chief Executive Officer (“CEO”) should be separated, and whether the appointment of a Lead Independent Director is appropriate. In making these determinations, the Board considers a variety of factors, including, but not limited to, the Company’s performance and the experience, knowledge, and character of the CEO.

Additionally, the Board remains committed to strong corporate governance practices, board independence and the adoption of management and governance policies that promote effective and ethical oversight. Accordingly, the Board believes it should retain maximum flexibility in deciding whether the offices of the Chairman and CEO are combined or separate, and if separate, whether the Chairman should be an independent director or an employee, as well as whether appointing a Lead Independent Director would best serve the Company and its stockholders.

In December 2020, the Board determined that combining the roles of Chairman and CEO was in the best interests of the Company and its stockholders, appointing Mr. Daniel Chard as Chairman of the Board, in addition to his role of CEO. The Board maintained this structure in 2025, believing that Mr. Chard’s unified leadership and vision served the Company and its stockholders well. The Board also determined that maintaining a Lead Independent Director remains in the best interests of the Company and its stockholders.

On January 5, 2026, the Company announced a planned leadership transition under which Mr. Chard will transition from Chairman and CEO to non-executive Chairman of the Board, effective June 1, 2026. The roles of Chairman and CEO will be separated. Mr. Chard’s planned transition is not due to, and does not involve, any disagreement with management or the Board. During the transition period, Mr. Chard is expected to continue working closely with management and the Board.

Finally, the Board remains committed to coordinated leadership changes to support a thoughtful and orderly succession process, consistent with the Company’s commitment to sound governance and long-term stockholder value. While Mr. Brown has served as Lead Independent Director he will not stand for re-election at the Annual Meeting. The Board has had a Lead Independent Director since June 2015, that provided a strong independent voice, and following the Annual Meeting expects to appoint a new Lead Independent Director to succeed Mr. Brown.

Lead Independent Director

The Lead Independent Director is responsible for facilitating and coordinating the activities of the independent directors. For the purpose of balancing the interests of the stockholders and management when the CEO also serves as the Chairman of the Board or when the Chairman is not deemed to be independent, the Lead Independent Director serves as Chairman for meetings of the independent directors separate from management and any directors that are not independent. The Lead Independent Director also represents the best practices regarding corporate governance, provides independent leadership to the Board, and performs such other duties and responsibilities as the Board may determine.

The principal responsibilities of the Lead Independent Director are as follows:
•Act as the principal liaison between the independent directors of the Board and the Chairman & CEO;
•Develop the agenda for and preside at executive sessions of the Board's independent directors;
•Communicate to the Chairman any and all feedback from the executive sessions;
•Review and approve the agenda for Board meetings;
•Participate in the Compensation Committee's evaluation of the Chairman & CEO's performance;
•Respond to difficult and underperforming directors to improve the functionality of the Board;
•Assist the Board in succession planning;
•Preside at all Board meetings at which the Chairman & CEO is not present;
•Retain the authority to call meetings of the independent directors;
•Subject to the authority of any committee of the Board, recommend to the Board the retention of advisors and consultants who report directly to the Board;
•As the Board determines, serve as a liaison and be available for consultation and direct communication with major stockholders;
•Make recommendations to the Board on behalf of the independent directors; and
•Undertake such further responsibilities that the independent directors may designate to the Lead Independent Director from time to time.

As noted above, the Board appointed Jeffrey J. Brown, as Lead Independent Director, effective June 17, 2015. Mr. Brown will not stand for re-election during the Annual Meeting. Following the Annual Meeting, the Board plans to appoint a new Lead Independent Director.
Director Orientation and Continuing Education

All new directors on the Board receive and are required to participate in an orientation of the Company and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. The director orientation program is led by members of senior management and covers a review of our business, strategic plans, financial statements and policies, risk management framework and significant risks, regulatory matters, internal auditors and our independent registered public accounting firm, corporate governance, ethics and compliance programs, principal officers, and key policies and practices, as well as the roles and responsibilities of our directors.

Additionally, our Board believes in continuous improvement of board effectiveness and functioning as well as individual skills and knowledge. In addition, Board members are encouraged to participate in outside continuing education programs to increase their knowledge and understanding of the duties and responsibilities of Board members and the Company, and stay abreast of developing trends, regulatory developments, and best practices.
THE COMMITTEES OF THE BOARD

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Executive Committee. The Board has determined that each of the current members of the Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee meets the standards of "independence" established by the NYSE as currently in effect. Additionally, the Board has determined that each of the members of the Audit Committee and Compensation Committee satisfy the independence standards prescribed for audit committee and compensation committee members by the rules and regulations of the Exchange Act.

The Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Executive Committee each operate under a charter adopted and approved by the Board. A copy of the charter for each committee can be obtained from the Company’s website (https://ir.medifastinc.com/governance-documents), or by sending a request to the office of Chief Legal Officer, Medifast, Inc., 1501 South Clinton Street, Suite 500, Baltimore, Maryland 21224.

The following table identifies the current members for each committee. Following the 2026 Annual Meeting, subject to the election of the nominees, the Nominating / Corporate Governance Committee and the Board will review and approve updated committee assignments. This process will reflect the anticipated changes in Board composition, including the departure of two directors and the election of two new members.

Name	Audit	Compensation	Nominating/Corporate Governance	Executive
Jeffrey J. Brown*	Chair	—	—
Daniel R. Chard	—	—	—	Chair
Elizabeth A. Geary	—	—		—
Michael A. Hoer*			—	—
Scott Schlackman		Chair	—	—
Andrea B. Thomas	—		Chair	—
Ming Xian	—	—		—

*Messrs. Brown and Hoer will not stand for re-election at the Annual Meeting.
Audit Committee

The present members of the Audit Committee are Jeffrey J. Brown (Chairperson), Michael A. Hoer, and Scott Schlackman, all of whom have been determined by the Board to be “independent” within the meaning of applicable SEC rules and NYSE listing rules. The Board has also determined that each member of the Audit Committee is "financially literate" as required by the NYSE rules, and that Messrs. Brown and Hoer are "Audit Committee Financial Experts" within the meaning of applicable SEC rules based on, among other things, the business experience of such member.

The Audit Committee is responsible for, among other things, the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee, on behalf of the Board, also appoints the Company’s independent registered public accounting firm, subject to stockholder ratification, at the Annual Meeting.
Compensation Committee

The present members of the Compensation Committee are Scott Schlackman (Chairperson), Michael A. Hoer, and Andrea B. Thomas, all of whom have been determined by the Board to be “independent” within the meaning of the applicable NYSE listing rules and "non-employee directors" as defined under the Exchange Act.

The Compensation Committee is responsible for, among other things, reviewing and approving annually the corporate goals and objectives applicable to the compensation of our CEO and determining the compensation of our CEO based on the achievement of these goals, approving the compensation of our other executive officers, overseeing our incentive compensation plans and equity-based plans, and reviewing and recommending changes to the Board with respect to director compensation. For information regarding our Compensation Committee, including its processes and procedures for determining executive compensation, see the CD&A portion of this Proxy Statement.

The Compensation Committee has the authority to delegate any of its responsibilities under its charter, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.
Nominating/Corporate Governance Committee

The present members of the Nominating/Corporate Governance Committee are Andrea B. Thomas (Chairperson), Elizabeth A. Geary, and Ming Xian, all of whom have been determined by the Board to be independent within the meaning of the applicable NYSE listing rules.

The Nominating/Corporate Governance Committee is responsible for, among other things, recommending to the Board potential director nominees for election to the Board, recommending to the Board directors to serve on the various Board committees, advising the Board with respect to Board composition, procedures and committees, and developing and recommending to the Board corporate governance principles applicable to the Company.

Director Qualifications. Director nominees are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company.

Diversity. The Company does not maintain a separate policy regarding the diversity of the Board. However, the charter of the Nominating/Corporate Governance Committee requires that the Nominating/Corporate Governance Committee review the composition of the Board to ensure it has the "appropriate balance" of experience, skills, expertise, gender diversity, and racial diversity for the Board as a whole. Consistent with these guidelines, both the Nominating/Corporate Governance Committee and the full Board seek director nominees with distinct professional backgrounds, experience, and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual Board self-evaluation process, the Board evaluates whether it has the skills and backgrounds for the current issues facing the Company. The Board also evaluates its effectiveness with regard to specific areas of expertise.

Director Nomination Process. Pursuant to our Corporate Governance Guidelines, our Nominating/Corporate Governance Committee reviews the qualifications of proposed director nominees to serve on our Board and recommends director nominees to our Board for election at the Company’s annual meeting of stockholders. The Board proposes a slate of director nominees to the stockholders for election to the Board, using information provided by the Nominating/Corporate Governance Committee.

In certain instances, a third party may assist the Nominating/Corporate Governance Committee or the Board in identifying potential director nominees. The Nominating/Corporate Governance Committee also considers potential nominations for director provided by the Company’s stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees for director are evaluated using the same criteria described above. Stockholders wishing to recommend persons for consideration by the Nominating/Corporate Governance Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, Medifast, Inc., 1501 South Clinton Street, Suite 500, Baltimore, Maryland 21224 and providing the information and following the additional procedures set forth in the Bylaws, which are described in "Stockholder Proposals and Nominations for Director" in this Proxy Statement.

Cooperation Agreement

On March 19, 2026, we entered into a Cooperation Agreement with Steamboat Capital Partners LLC and certain of its related persons ("Steamboat"). The Agreement includes provisions regarding various matters, including but not limited to the nomination of Parsa Kiai and Jeffrey Rose for election to the Board at the Annual Meeting, procedures for determining replacements for Messrs. Kai and Rose, voting commitments, "standstills" restricting certain conduct and activities during the periods specified in the Cooperation Agreement, non-disparagement, and certain other items that are addressed in the

Cooperation Agreement. A description of the Cooperation Agreement and a copy thereof are included in a Form 8-K filed with the SEC on March 20, 2026.

Executive Committee

The present members of the Executive Committee are Daniel R. Chard (Chairperson) and Jeffrey J. Brown.

The Executive Committee has all of the authority of the Board, except with respect to certain matters that by statute may not be delegated by the Board. The Executive Committee may meet periodically during the year to develop and review strategic operational and management policies for the Executive Committee.

Board and Committee Self-Assessments

Each year, the Board and the Board’s Audit Committee, Nominating/Corporate Governance Committee, Compensation Committee, and Executive Committee conduct self-assessments to evaluate their effectiveness and to identify opportunities for improvement. This self-assessment may be conducted in the form of written or oral questionnaires administered by Board members, management or third parties. Directors respond to questions designed to elicit information to be used in improving Board and committee effectiveness. Self-assessment topics generally include, among other matters, Board composition and structure, meeting topics and process, information flow, Board oversight of risk management and strategic planning, succession planning and access to management.

Director feedback solicited from the self-assessment process is discussed during Board executive sessions and, where appropriate, addressed with management. The Nominating/Corporate Governance Committee oversees the development and administration of the self-assessment process, including determining the format. More recently, the Nominating/Corporate Governance Committee has determined that written questionnaires are a highly effective method of conducting the self-assessments.

BOARD’S ROLE IN RISK MANAGEMENT AND ESG OVERSIGHT
The Company takes a comprehensive approach to risk management and believes risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes, by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval, and decision-making.
The Board closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.
Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees may call special meetings when necessary to address specific issues. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues attend Board meetings to provide additional insight into items being discussed, including risk exposures.
The Board approves the Company’s high-level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies, and policies.
We believe that the Company is able to advance ESG-related considerations and that sound corporate citizenship includes responsiveness to ESG issues that materially impact our stakeholders and the communities in which we operate. We are committed to operating our business with integrity; focusing on material ESG issues; giving back to the communities we serve; being environmentally conscious; and operating a responsible supply chain that focuses on the quality of our products and improves the lives of workers involved in manufacturing our products. Our Board provides overall oversight of the Company’s environmental, social, and governance goals and objectives. Specific ESG topics are overseen by the Board committee generally responsible for the subject matter. For example, the Nominating and Corporate Governance Committee has oversight responsibility for the corporate governance aspects of ESG. The Board continues to believe that it is the appropriate body to oversee the development and implementation of the Company’s ESG and sustainability efforts, which focus on the Company’s efforts to positively impact both people and the planet.

Additionally, The Board of Directors has responsibility for oversight and approval of our cybersecurity risk management processes, and the Board has established an oversight mechanism for cybersecurity risks. Senior executives provide the Board of Directors with quarterly updates concerning cybersecurity risks and the Company’s cybersecurity strategies and objectives. In addition, members of management briefed on specific issues attend Board meetings as needed to provide additional insight into the specific issues being discussed, including risk exposure. The Board works with our senior executives in reviewing the cybersecurity risks and strategy, provides guidance on the Company’s cybersecurity goals and objectives, and monitors the information it receives from management regarding the assessment and management of cybersecurity risk. If a significant cybersecurity incident occurs, it will be reported promptly to the Board near the time of discovery.
CODE OF CONDUCT AND BUSINESS ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted a corporate Code of Conduct and Business Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and the NYSE. The Code of Conduct and Business Ethics provides Board oversight over certain of the Company’s policies, relating to contracts, insider trading, the Foreign Corrupt Practices Act, business gifts and entertainment, business travel and expenses, outside employment and other volunteer or charitable activities. Each of our Code of Conduct and Business Ethics and Corporate Governance Guidelines are available on our website at https://ir.medifastinc.com/ by following the links through "Investor Relations" to "Governance."

Any amendment to, or waiver from, a provision of the Company’s Code of Conduct and Business Ethics with respect to the Company's principal officers will be posted on the Company’s website (https://ir.medifastinc.com/).

TRANSACTIONS WITH RELATED PERSONS

The Board has established a process and certain procedures to identify any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a “related person” (as defined by the SEC’s rules and regulations). Under this process, in carrying out its oversight responsibilities, the Audit Committee reviews the Company’s identification of, accounting for, and disclosure of, its related party transactions (generally, transactions involving related persons that have a direct or indirect material interest), including issues involving potential conflict of interest involving officers and directors of the Company. The Company follows the applicable requirements of the Public Company Accounting Oversight Board standards when conducting its review.

DIRECTOR MEETINGS AND ATTENDANCE

In 2025, our Board met four times, and our Board committees held the following number of meetings:
(i)Audit Committee: four meetings;
(ii)Compensation Committee: six meetings;
(iii)Nominating/Corporate Governance Committee: four meetings; and
(iv)Executive Committee: four meetings.

Under our Corporate Governance Guidelines, directors are expected to regularly attend Board meetings and meetings of the Board committees on which they serve, in person or by telephone conference, and all directors are expected to attend the Company’s annual meeting of stockholders. All directors serving and up for re-election at the time of the 2025 Annual Meeting of Stockholders attended the 2025 Annual Meeting of Stockholders held on June 18, 2025. All of our current directors attended all of the meetings of the Board and the Board committees on which they served in 2025.
STOCKHOLDER OUTREACH

Continuing our annual stockholder outreach program, during 2025 we reached out to 21 stockholders holding 56% of our common stock to see if they would like to meet to discuss our 2025 Say-on-Pay vote and compensation programs. In response to this outreach, one-third of those stockholders together holding approximately 20% of our common stock responded, resulting in conversations between Medifast’s CFO and stockholders.

We offered to discuss a variety of topics with them and had conversations regarding a number of different aspects of the Company. We value the input of our stockholders, and the outreach process is an opportunity to:
•Answer questions that stockholders may have with respect to our Company;
•Receive feedback from our stockholders and better understand their perspectives; and
•Establish ongoing dialogue with our stockholders.

In 2025, we particularly wanted to understand the view of our stockholders on our executive compensation programs, in light of the 59.1% stockholder approval regarding Say-on-Pay. See additional details regarding the general themes shared by stockholders and proxy advisory firms, and the company's responses within the CD&A section.

EXECUTIVE OFFICERS

Except for Daniel R. Chard, who is also a director of the Company, the biographical information of the Company’s executive officers is below (listed alphabetically by last name).

Claudia C. Greninger, age 53, is Chief Human Resources Officer for Medifast. She joined the Company in October 2019 as Executive Vice President, Human Resources. With over 25 years of experience in Global Human Resources, Ms. Greninger has a proven track record in leading organizations through growth, restructuring, and change management, while fostering high-performance cultures and engagement. She is adept at developing and implementing HR initiatives that enhance organizational effectiveness and business outcomes, with extensive expertise in total rewards, organizational design, leadership development, HR strategy and transformation, and talent management and succession planning, across various industries. She was previously with Laureate Education as Vice President, Human Resources supporting the Global Corporate offices with over 5,000 employees worldwide where she served for over 10 years until 2019. Prior to that, she held positions at Fortune 500 companies including Johnson & Johnson, Citigroup and DoubleClick. Ms. Greninger obtained a Bachelor of Arts from Barnard College of Columbia University and a Masters in Business Administration from the Stern School of Business of New York University.

Jason L. Groves, Esq., age 55, is Chief Legal Officer & Corporate Secretary for Medifast. Since joining the Company in 2009, Mr. Groves has held several executive management roles, most recently serving as Executive Vice President, and General Counsel and Corporate Secretary. He oversees the Office of the Chairman and the Company's Legal team, which consists of compliance, litigation, regulatory, and government relations. Mr. Groves previously served as a Director of the Company from 2009 to 2015, an Independent Director and member of the Audit Committee from 2009 to 2011, as well as the Executive Committee from 2011 to 2015. Prior to joining Medifast, Mr. Groves served as Assistant Vice President of Government Affairs for Verizon Maryland, where he was responsible for the company's legislative policy and government affairs. Mr. Groves is also a United States Army veteran and entered active duty as a Judge Advocate in the United States Army Judge Advocate General’s (JAG) Corp. In this position, he also served as a prosecutor in the District Court of Maryland as a Special Assistant United States Attorney. Over the course of three years, he received two Army Achievement Medals, and one Army Commendation Medal.

Nicholas M. Johnson, age 46, was appointed President of Medifast in 2026. Since joining the Company in 2018, Mr. Johnson has held several executive management roles, including Market President of OPTAVIA USA and President, Coach and Client Experience. Most recently, he served as Medifast Chief Field Operations Officer, a position he has held since 2022, with responsibility for leading the Field organization in creating a high-quality unified coach and client program experience. Mr. Johnson brings more than ten years of direct selling, marketing, and client relations experience to his role. Prior to joining the Company, Mr. Johnson served as the Vice President of Sales and Marketing of Nu Skin Enterprises, where he oversaw sales and marketing for 27 countries including the Middle East, Europe, and Africa. He previously held numerous leadership roles during his tenure at Nu Skin Enterprises including General Manager, Latin America and Director of Sales, USA.

Jonathan B. MacKenzie, age 55, has served as the Company's Vice President, Finance, and Chief Accounting Officer since September 2021. Prior to joining the Company, Mr. MacKenzie, was a Managing Director with PricewaterhouseCoopers LLP in the Risk Assurance practice. From 2006 to 2014, he was a Managing Director with Navigant Consulting, Inc. focused on forensic investigation and accounting advisory services. From 1993 to 2006, he served in various audit-related roles at Ernst & Young LLP and Arthur Andersen LLP. Mr. MacKenzie is a graduate of Bucknell University and is a licensed CPA in both Maryland and Pennsylvania. He is also a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

James P. Maloney, age 58, has served as the Company’s Chief Financial Officer since July 2020. He is responsible for leading the finance function, including all aspects of financial planning and analysis, setting Medifast's financial and capital allocation strategies, and managing investor relations. Mr. Maloney is also responsible for Supply Chain at Medifast. Prior to joining the Company, Mr. Maloney served as Senior Vice President, Chief Financial Officer of L.B. Foster Company, a publicly held global manufacturer and distributor of products and services for transportation and energy infrastructure. Prior to L.B. Foster Company, he served as Chief Financial Officer of First Insight, Inc., a privately held company providing consumer data to leading retailers and brands, where he continues to serve as a Board Advisor. Before joining First Insight, Mr. Maloney held executive finance roles at the H.J. Heinz Company ("Heinz"). He also held multiple roles in the U.S. and Europe at Ernst & Young LLP, including Senior Manager of the Assurance Practice. Mr. Maloney holds a Bachelor of Science degree from Clarion University and a Master of Business Administration degree from the University of Pittsburgh and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis ("CD&A") discusses our 2025 compensation programs as they relate to our Named Executive Officers or “NEOs.” For 2025, our NEOs were:
•Daniel R. Chard, Chairman & Chief Executive Officer
•James P. Maloney, Chief Financial Officer
•Nicholas M. Johnson, Chief Field Operations Officer
•Anthony E. Tyree, Former Chief Business Operations Officer
•Jason L. Groves, Chief Legal Officer & Corporate Secretary

Business Highlights

As discussed in the Proxy Summary, in 2025, Medifast successfully initiated a strategic transformation from a weight-loss company to a holistic metabolic health leader. This pivot is designed to capture a larger, more sustainable market share by addressing the root causes of metabolic dysfunction through the Company’s proprietary Metabolic Synchronization™ platform. Key achievements during the year included:

•Scientific Validation: In 2025, we leveraged clinical data from a 16-week study which demonstrated the efficacy of the Company’s 5 & 1 plan, showing a 14% reduction in visceral fat and 98% lean mass retention, to message a clear competitive advantage in the evolving weight-management and metabolic health landscape.
•Operational Evolution: The Company modernized its coach-led model through the launch of the EDGE Program, which incentivizes business-building behaviors, and Premier+, an optimized pricing and auto-ship architecture designed to enhance client acquisition and retention.
•Positive Productivity Inflection: These strategic actions led to a critical milestone in the fourth quarter of 2025, as Coach Productivity turned positive year-over-year for the first time since mid-2022, with revenue per active earning coach increasing 6%.
•Financial Resilience & Execution: The Company maintained a strong balance sheet with a solid cash base and no debt. This financial stability allowed for the alignment of the cost structure with economic realities, the reinstatement of annual guidance, and the announcement of a leadership transition in January 2026 under which Mr. Chard will transition from Chairman and CEO to non-executive Chairman of the Board.

As the Company moves from transformation to execution in 2026, the Board remains focused on driving long-term stockholder value through the launch of next-generation metabolic health products and expects that the fourth quarter of 2026 will be an inflection point in efforts to get back to growth and profitability.

Our 2025 Say-on-Pay Vote

Each year, the Company considers the results of its advisory vote on executive compensation ("Say-on-Pay") from the prior year when establishing the compensation program for its NEOs. At the 2025 Annual meeting of Stockholders, the advisory vote on executive compensation received approximately 59% of stockholder support. The Company recognizes that this level of support is lower than in prior years, and views this as important feedback from stockholders. In response, management has undertaken, and will continue to undertake, robust engagement with stockholders to better understand their perspectives and to evaluate potential enhancements to the Company’s program design, disclosure, and alignment with long-term stockholder value creation. See the below chart for additional details surrounding Stockholder feedback relating to Executive Compensation, and actions taken in response

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Executive Compensation Program Element	Stockholder Feedback/Proxy Advisor Observations	Company Perspective/Actions Taken
Chief Executive Officer Compensation
•Misalignment Between Pay and Performance - Stockholders noted the 3-year CEO pay was in the top quartile, while 3-year Total Shareholder Return (“TSR”) was in the bottom quartile creating a misalignment between pay and performance.
•Size of Long-Term Incentive Award - Stockholders were concerned by the size of Mr. Chard's annual grant (in terms of number of shares granted) and the windfall it could represent should the stock price rise.

•Misalignment Between Pay and Performance - We acknowledge that the challenges faced by our business have significantly impacted TSR and have created a disconnect with reported CEO compensation. This disconnect is primarily due to the decline in our stock price over the past three years, and the Compensation Committee has taken steps to make changes to CEO compensation.
•Realizable Compensation - While the reported compensation to our CEO remained consistent with the prior year, Mr. Chard’s realizable compensation is significantly less than the reported value due to the decline in our share price. As shown below under “Company Performance and CEO Pay,” Mr. Chard’s realizable compensation for 2025 was less than 65% of his target compensation, consistent with our pay-for-performance compensation philosophy.
•Changes to CEO Compensation - The Compensation Committee, working in concert with Mr. Chard, reached an agreement to implement the following compensation changes:
◦2025 pay: Mr. Chard did not receive a pay increase nor did he receive a bonus for 2025 performance.
◦2026 pay: For the portion of 2026 during which Mr. Chard will serve as CEO, his total target compensation was reduced by approximately 40%, including reductions in (i) base salary to $800 thousand, (ii) short-term incentive target to 100%, and (iii) long-term incentive target to 300%.
•Size of Long-Term Incentive Award - We have a standard practice for calculating the number of shares granted, based on target LTI value and the 20-day average stock price prior to the grant date. The number of shares granted to Mr. Chard in 2025 was largely impacted by the drop in the stock price. As noted above, he received the same grant date value as 2024. Mr. Chard's 2026 base salary and LTI target have been reduced as part of our efforts to address this concern.

Compensation Peer Group	•Peer Group Size - Stockholders were concerned by the size of peer group companies relative to Medifast's size due to decrease in Medifast’s revenue over the past several years.
•Each year, the Company evaluates its compensation peer group, and in 2025, it implemented notable adjustments by excluding several larger peers to more accurately represent the business’s present size.
•For the 2026 performance year, the peer group was revised again. During this process, the Compensation Committee aimed to ensure the group remained relevant in terms of both industry and size, while also maintaining enough peers to support dependable comparison. The 2026 peer group has been provided in the Use of Peer Group section of the Compensation Discussion and Analysis herein.
•In connection with the revised peer group, and the Company’s focus on aligning cost structures with economic realities, the Board elected to discontinue the 15% deferral premium feature from the non-employee director deferral program.
•For 2026, the bonus and LTI target opportunity for executive leadership was evaluated versus new peer group data and as a result, reductions in targets were instituted.

Short-Term Incentive Metrics	•Qualitative Metrics - Stockholders were concerned by the quantity of qualitative metrics utilized in the short-term incentive plan. They preferred the use of quantitative metrics.
•For 2024, qualitative metrics were utilized for the short-term incentive plan in order to focus management on the strategic initiatives that are vital for the transformation of the Company’s business.
•In 2025, the organization revised its short-term incentive criteria to rely exclusively on quantitative measures. Adjusted EBITDA was incorporated, reflecting the significance of maintaining financial strength and effective cash flow oversight. Additionally, Coach Productivity—calculated by dividing revenue by the number of Active Earning Coaches—was included. This particular metric plays a vital role in boosting revenue and offers team members direct insight into the factors that influence growth.
•For 2026, with positive trends emerging in key operational and financial indicators, the company has reintroduced additional financial metrics into the short-term incentive program.

Long-Term Incentive Metrics
•Metrics and Goal Setting - The long-term incentive plan utilized a single performance metric which was less desirable to stockholders. One stockholder also shared they preferred that we set a three-year cumulative target instead of the annual percentage growth goals set for each individual year in the performance period.

•Focus on Stability - For 2024 and 2025, in support of achieving financial stability, we believed it was important to focus our organization on revenue. This metric was important to align our executive leaders on driving coach and client growth as we invest in executing our strategic plan.
•Ongoing Volatility - Driving exceptional performance and ensuring executives remain engaged are essential outcomes of the goal-setting approach. Because the business environment continues to evolve rapidly, we do not yet have sufficient confidence to establish realistic three-year aggregate goals that encourages the team to excel without resulting in either excessive rewards or targets that cannot be met.
•In 2026, as we begin to see greater stability in our business, we are more confident in our ability to add a secondary financial metric to our long-term incentive plan and ultimately return to a cumulative goal-setting approach once the business stabilizes.

Compensation Philosophy

In today’s rapidly changing marketplace, and one that has been drastically impacted by the popularity of GLP-1 medications for weight loss, it is important to locate and secure talented executive leaders who will be able to steer our Company to long-term success, help the Company build a culture that can power our strategic and growth vision, and provide positive returns for our stockholders. Our executive compensation program is designed to attract, retain, and motivate these highly qualified executives, to align their interests with the interests of our stockholders and to cultivate a One Team mindset. Accountability is one of the Company’s core values, therefore we link our executive compensation to Company performance. The largest portion of our executives’ compensation is variable and at-risk. Short-term and long-term incentives are tied to Company performance against operational and financial measures. To ensure an alignment between executives’ interests and those of our stockholders, the Compensation Committee has engaged an independent compensation consultant to provide analysis of our compensation program, plan design, and market competitiveness.

As outlined in detail in the above chart, we made a number of changes to our 2025 compensation program in response to stockholder input and to ensure executive leaders were focused on the financial and operational levers that would drive revenue and a path to financial stability.
Retention of our top leaders was also important during this period. A stable management team benefits our strategic long-term goals and ensures that we are managed by executives who have a deep knowledge and understanding of our Company and have the ability to make well-informed decisions. We retain our executives by providing them competitive pay packages and tying a significant portion of their compensation to their long-term service with the Company.

We examined and reaffirmed the following elements of our compensation philosophy for 2025:
•We take a consistent, job-level approach to compensation decisions with a simple compensation structure, designed to link pay to performance.
•The only fixed element of compensation for our executives is base salary, with the remainder of compensation based on the Company's financial performance and progress against key business building initiatives.
•We target total compensation within a competitive range of the market median (50th percentile) of selected peers and relevant industry comparisons, with the flexibility to target compensation above median where warranted for critical talent.
•We emphasize “at-risk” performance-based compensation where the majority of executive pay is delivered via annual bonus and performance-based equity compensation.
•The annual incentive bonus rewards earned by our executives are based on the achievement of short-term performance goals and are only paid if threshold performance levels are achieved.
•We grant annual equity awards to our CEO and other NEOs. Our annual grant awards to the CEO are comprised of 60% performance-vested awards and 40% time-vested awards. Our annual grant awards to other NEOs are comprised of 50% performance-vested awards and 50% time-vested awards.
•We grant time-vested awards in the form of Restricted Stock Units (“RSUs”) to reinforce stock ownership, align executives’ interests with those of our stockholders, and improve the holding power of compensation with regards to key talent.
•We grant Performance Share Unit awards (“PSUs”) to align executive pay with Company performance and incentivize executives to achieve pre-set performance goals, which drive stockholder value.
•We use multiple performance measures that are operationally oriented, offering a balanced approach to focus on our long-term, consistent, and sustainable growth strategy.
•We share success in meaningful ways at every level of the organization.

In order to ensure that our plan is in line with stockholder expectations and regulatory requirements, we incorporate the below best practices as key components of our overall compensation philosophy.

Compensation Best Practices
Things We Do	Things We Don't Do
Pay for performance	Excise tax gross-up payments
Double-trigger vesting of equity awards under a Change in Control	Guarantee bonuses
Competitive severance benefits	Supplemental retirement benefits
Annual Say-on-Pay vote	Excessive perquisites
Stock ownership guidelines	Repricing of stock options
Clawback policy
Anti-hedging & anti-pledging policy

Pay for Performance

In accordance with our compensation philosophy and as further described below in the CD&A, the majority of 2025 compensation for our NEOs is provided in the form of variable, at risk pay. As shown below, 85% of our CEO's total target compensation is variable based on Company and stock performance (67% for our other NEOs’), and 68% of our CEO’s target compensation (44% for our other NEOs’) vest solely upon the achievement of long-term time-based or performance metrics.

Target Pay Mix - CEO
Variable Pay - At Risk 85%
LTI 68%
Target Bonus 17%
Salary 15%

Target Pay Mix - Other NEOs
Variable Pay - At Risk 67%
Target Bonus 23%
LTI 44%
Salary 33%

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Company Performance and CEO Pay

As noted earlier, in 2025, we incorporated input from stockholders and refreshed market analysis based on our updated peer group to align CEO compensation with company performance. Consequently, our CEO received no salary increase and no bonus for the 2025 performance year. Looking ahead to 2026, we have reduced CEO compensation by an aggregate of 41%, inclusive of base salary, short-term incentive target and long-term incentive target, to gain greater alignment with our peer group.

In 2025, our primary goals were to markedly improve key metrics, such as coach productivity and participation, strengthen our field structure by growing our Executive Director ranks, ensure financial strength and ability to invest in growth and to develop and deploy a narrative that is shared and is resonating across key stakeholders. While we continued to offer competitive variable pay programs to drive our goals, we also made incentive design changes to limit compensation opportunity during a period of decline. The threshold and maximum payout potential for both the short-term and long-term incentive was reduced. In the case of the long-term incentive, thresholds and maximums increase in subsequent performance years, based on revenue targets that reflect stability and growth.

The actual realizable compensation for our CEO and executive officers continues to be significantly impacted by the decline in our stock price. Mr. Chard’s 2025 realized compensation was more than 35% below target ($4.3 million versus $6.8 million), demonstrating the strong alignment between executive pay and stockholder value. For the purposes of this calculation, Mr. Chard's 2025 target pay is calculated based on his salary, target annual incentive, and target long-term incentive award values (PSUs and RSUs). His 2025 realized pay is calculated based on salary, actual annual incentive, assumed target PSU payout for awards granted in 2025 and calculated RSU value for awards granted in 2025. A stock price of $10.68 on December 31, 2025 is used to calculate the realized pay equity values.

How We Make Compensation Decisions

Role of Compensation Committee

The Compensation Committee is responsible for developing and approving the executive compensation program for all executive officers, including the NEOs, and for reviewing, approving and, where appropriate, recommending to the full Board for approval, our incentive compensation and equity-based plans. The Compensation Committee is also responsible for the creation and periodic review of our overall executive compensation philosophy, the analysis and assessment of any material risk to the Company related to our compensation program, and the determination of the components and levels of executive compensation for the CEO and other executive officers. The Compensation Committee applies a set of principles to ensure our executive compensation programs support our business strategy and vision, are simple and easy to understand, reinforce a One Team mindset, provide market competitive opportunities, align with stockholder interests, and set balanced and achievable incentive targets.

Role of Management

The Compensation Committee works closely with members of our management team in designing our executive compensation program, including Mr. Chard, our CEO, Mr. Maloney, our CFO, and Mrs. Greninger, our CHRO. Our CEO evaluates the performance of our executives (other than his own performance) and makes recommendations as to the compensation levels of each executive (other than himself) and the goals for our short-term and long-term incentives. The advice of our CEO is important in order for the Compensation Committee to design compensation programs that align to corporate goals and strategic direction. All compensation decisions are made by the Compensation Committee in its sole discretion.

Role of Compensation Consultants and Survey Data

The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent executive compensation consultant, as its independent compensation consultant to closely monitor developments and trends in executive compensation and to provide recommendations for appropriate adjustments to the Company’s executive compensation program, policies, and practices, in line with the Company’s business and talent strategies and investor expectations. The Compensation Committee evaluated the independence of Meridian and concluded that no conflict of interest existed that would prevent Meridian from independently advising the Compensation Committee. Meridian does not provide services to Medifast other than as the independent consultant to the Compensation Committee.

Use of Peer Group

The Compensation Committee assesses each executive’s total target compensation (which includes base pay, annual incentive target bonus and stock-based long-term incentives) against our compensation peer group. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining executive leadership with a competitively attractive compensation package. The Compensation Committee sets total target compensation for each NEO near the median of our compensation peer group, with the mix of pay (base pay, annual cash incentives and stock-based long-term incentives) designed to reflect a strong bias towards pay for performance by placing a majority of total target compensation at risk. The Compensation Committee may set total target compensation above or below median based on various factors including individual experience, Company performance, internal equity considerations and individual performance.

Each year, the Compensation Committee reviews and approves our compensation peer group to ensure that the peer companies meet the following criteria: (1) industry (healthy living and wellness companies and general weight-loss industry companies are prioritized); (2) revenue (approximately l/2x to 2x our annual revenue); or (3) business model (with an emphasis on direct selling consumer product companies, where available). As part of Meridian’s engagement, the compensation consultant reviewed the compensation peer group for continued appropriateness, which was used to evaluate and set the 2025 compensation of our NEOs. As previously discussed, the company's 2025 peer group was significantly changed to reflect the company's current size. Six peer companies were removed, five new peer companies were introduced and ten were kept in place for a total of 15 companies.

The Compensation Committee remains committed to reviewing the peer group regularly with the listed criteria in mind for future compensation decisions. Our peer group companies, their respective industries, and revenue and market caps as of December 31, 2025, are illustrated below.

2025 Peer Group
Company (n = 15)	Industry	Revenue LTM ($M)(1)	Market Cap ($M)(1)
Herbalife Ltd.	Personal Care Products	5,038	1,332
Edgewell Personal Care Company	Personal Care Products	2,231	796
B&G Foods, Inc.	Packaged Foods and Meats	1,841	344
1-800-FLOWERS.COM, Inc.	Other Specialty Retail	1,585	250
The Hain Celestial Group, Inc.	Packaged Foods and Meats	1,506	97
Nu Skin Enterprises, Inc.	Personal Care Products	1,485	469
The Simply Good Foods Company	Packaged Foods and Meats	1,450	1,908
USANA Health Sciences, Inc.	Personal Care Products	913	359
SunOpta, Inc.	Packaged Foods and Meats	792	449
WW International, Inc.	Specialized Consumer Services	711	292
Duluth Holdings Inc.	Apparel Retail	591	76
Nature’s Sunshine Products, Inc.	Personal Care Products	480	378
The Honest Company, Inc.	Personal Care Products	371	288
Farmer Bros. Co.	Packaged Foods and Meats	338	32
Beyond Meat, Inc.	Packaged Foods and Meats	291	372

75th Percentile		1,546	459
Median		913	359
25th Percentile		353	269
Medifast, Inc.	Personal Products	386	110
Percent Rank		15%	15%
____________________
(1)Effective as of December 31, 2025, based on information available as of March 23, 2026.

In 2026, the Compensation Committee once again made significant changes to the peer group in response to revenue decline, removing six peer companies (Herbalife Ltd., Edgewell Personal Care Company, B&G Foods, Inc., 1-800-FLOWERS.COM, Inc., The Hain Celestial Group, Inc., and The Simply Good Foods Company) and adding an additional five companies (BRC Inc., LifeVantage Corporation, Olaplex Holdings, Inc., The Beachbody Company, Inc., and The Beauty Health Company).

2026 Peer Group
Company (n = 14)	Industry	Revenue LTM ($M)(1)	Market Cap ($M)(1)
Nu Skin Enterprises, Inc.	Personal Care Products	1,485	469
USANA Health Sciences, Inc.	Personal Care Products	913	359
SunOpta, Inc.	Packaged Foods and Meats	792	449
WW International, Inc.	Specialized Consumer Services	711	292
Duluth Holdings Inc.	Apparel Retail	591	76
Nature’s Sunshine Products, Inc.	Personal Care Products	480	378
Olaplex Holdings, Inc.	Personal Care Products	423	894
BRC Inc.	Packaged Foods and Meats	398	32
The Honest Company, Inc.	Personal Care Products	371	288
Farmer Bros. Co.	Packaged Foods and Meats	338	32
The Beauty Health Company	Personal Care Products	301	177
Beyond Meat, Inc.	Packaged Foods and Meats	291	372
The Beachbody Company, Inc.	Specialized Consumer Services	252	73
LifeVantage Corporation	Personal Care Products	210	78

75th Percentile		681	376
Median		411	290
25th Percentile		310	90
Medifast, Inc.	Personal Products	386	110
Percent Rank		43%	28%
____________________
(1)Effective as of December 31, 2025, based on information available as of March 23, 2026.

Elements of Executive Compensation

Our executive compensation program has three main elements: base salary, annual incentive bonus, and long-term equity awards.

Base Salary

Base salary is a level of annual cash compensation that recognizes an individual’s role, skill, performance, contribution, and leadership, and is the only element of fixed compensation that we provide to our NEOs.

The Compensation Committee evaluates each NEO's base salary on an annual basis, taking into account (i) the NEO's role and responsibilities; (ii) the NEO's level of performance, achievements, and contributions to the Company; (iii) current market data from our compensation peer group; and (iv) the NEO's total target compensation. As an acknowledgement of the Company’s challenging financial environment and as part of a broader commitment to austerity, the Compensation Committee held NEO base salaries flat for 2025. This marks the third year the executives have not received an increase in base salary, demonstrating the Compensation Committee’s focus on disciplined compensation practices and the alignment of executive interests with those of the Company’s stockholders.

Executive Name	Role	Salary 12/31/2024 ($)	2025 Increase (%)	Salary 12/31/2025 ($)
Daniel R. Chard	Chairman & Chief Executive Officer	1,000,000	0.0	1,000,000
James P. Maloney	Chief Financial Officer	527,085	0.0	527,085
Nicholas M. Johnson	Chief Field Operations Officer	440,352	0.0	440,352
Anthony E. Tyree	Former Chief Business Operations Officer	415,873	0.0	415,873
Jason L. Groves	Chief Legal Officer & Corporate Secretary	427,781	0.0	427,781
For 2026, the base salary for our Chief Executive Officer was reduced from $1,000,000 to $800,000.

Annual Incentive Bonus

Our annual incentive bonus plan is designed to reward our NEOs for the achievement of critical short-term financial goals and other corporate objectives that support the long-term sustainability of the Company. The Compensation Committee determined each NEO’s target bonus opportunities, taking into account benchmark data from our compensation peer group, the NEO’s contribution to current and long-term corporate goals and input from the CEO (the CEO did not provide input on his own target bonus opportunity).

Target Bonus Opportunity

For 2025, each NEO's target bonus opportunity did not change from 2024 levels. The table below shows each NEO’s 2025 target bonus opportunity, expressed as a percentage of base salary.

Executive Name	Role	Target Opportunity (% of Base Salary)
Daniel R. Chard	Chairman & Chief Executive Officer	115
James P. Maloney	Chief Financial Officer	70
Nicholas M. Johnson	Chief Field Operations Officer	70
Anthony E. Tyree	Former Chief Business Operations Officer	70
Jason L. Groves	Chief Legal Officer & Corporate Secretary	70
For 2026, the short-term incentive for our Chief Executive Officer was reduced from 115% to 100%.

NEOs could earn between 25% and 100% of target based on achieved performance against the Compensation Committee approved 2025 performance goals. The short-term incentive included a “target cap” of 100% of target for 2025, to moderate payouts during our transformation. It is important to note that historical practice and market norms call for a maximum of 200% of target. Aligned with our practice in 2024, payout levels were reduced to reflect the Company’s current financial and operational condition and to align with budgetary considerations. If threshold performance was not achieved for a performance measure, then no cash incentive would be paid to the NEOs with respect to that measure.

2025 Annual Incentive Performance Measures

In 2025, the Company was focused on delivering higher Coach Productivity, enabling more coaches to achieve the rank of Executive Director or above and investing in future growth while maintaining financial stability. To align our team members to advancing these goals, the Compensation Committee decided to utilize two quantitative metrics to tie the short-term incentive potential of the executive officers to the key strategic initiatives required to advance our business transition. The financial and operational targets for the annual incentive bonus were set based on the annual budget approved by the Board during the first quarter of 2025. For 2025, the Compensation Committee selected the following two performance measures: (i) Coach Productivity measured by Revenue per Active Earning Coach (AEC) and (ii) EBITDA adjusted for investments and one-time items.

The Company selected Coach Productivity as a measure because it continues to be a critical driver of customer acquisition and coach sponsorship. The Compensation Committee also selected Adjusted EBITDA to focus the NEOs on achieving profitable growth, which it believes drives sustainable performance. In addition, due to the continued volatility in the business, the Compensation Committee added a Transformation Modifier which could increase or reduce the total bonus payout by 50% contingent on the achievement of financial results, indication of business transformation success, shareholder value creation and other inputs deemed appropriate by the Compensation Committee.

The Compensation Committee established these targets, designed to be achievable in light of the financial investment required to transition our business to a metabolic health company and the changing competitive landscape, including the impact of GLP-1 medications.

2025 Annual Incentive Performance Goals

The table below shows the 2025 threshold and target performance goals for each measure (Adjusted EBITDA expressed in millions).

Performance Measures	Threshold (25%)	Target/Maximum (100%)	Weight (%)
Coach Productivity (Revenue/AEC)	$4,350	$4,500	60%
Adjusted EBITDA	$5.0	$11.0	40%

In 2025, the Company was focused on researching, developing, and launching a new metabolic health opportunity narrative and deploying education to re-energize our field community and give them a powerful new story to reach new clients in a highly competitive business environment. Among many tactics deployed to improve Coach Productivity, the Company launched the Edge program to focus coaches on the key activities needed to grow their businesses. These activities are essential for growing Coach Productivity and in turn enable growth in revenue. The Company also focused on supporting coaches to achieve an Executive Director (“ED”) rank or above. We know coaches that achieve an ED rank are highly productive and are critical for propelling the business forward. We continue to maintain financial stability, increasing our cash, cash equivalents, and investments balance for future investment, from $162.3 million as of December 31, 2024 to $167.3 million as of December 31, 2025, funding investment in our new metabolic health opportunity through scientific research and marketing initiatives.

Net income was adjusted for interest, taxes, depreciation, amortization, stock-based compensation, investments in metabolic health, and marketing spend needed to fuel our business transition to arrive at Adjusted EBITDA used for the 2025 annual incentive performance goals.

2025 Annual Incentive Achieved Performance and Payouts

The table below shows the 2025 performance achievement for each measure (Adjusted EBITDA expressed in millions).

Performance Measures	Target/Maximum (100%)	2025 Actual Results ($)	Weight (%)	Achieved Performance (%)
Coach Productivity (Revenue/AEC)	$4,500	$4,609	60%	60%
Adjusted EBITDA	$11.0	$21.9	40%	40%
				100%

(+/-) 50% Modifier				(50)%
Aggregate Achieved Performance				50%

For 2025, the Company achieved the following results: (i) Coach Productivity of $4,609 Revenue per AEC and (ii) Adjusted EBITDA on a non-GAAP basis of $21.9 million. The Compensation Committee opted to implement a 50% transformation modifier reduction to the bonus plan. Although meaningful strides were made towards financial stability, with both Coach Productivity and EBITDA targets being surpassed, the Committee determined that the 50% modifier reduction was warranted due to ongoing revenue decline and the absence of profitability during the year. These results yielded an annual incentive payout equal to 50% of each NEO's target bonus opportunity with exception of our Chief Executive Officer. The Compensation Committee, in agreement with our Chief Executive Officer, determined to award Mr. Chard a 0% bonus for the 2025 performance year.

Long-Term Equity Awards

Our long-term incentive compensation is intended to incentivize our NEOs to achieve key financial goals, enhance stockholder value, promote executive stock ownership and facilitate executive retention.

Equity Pay Mix

The equity mix for our Chief Executive Officer is 60% performance share unit awards (PSUs) and 40% time-based equity awards. Given the challenging business conditions and the need to retain a stable executive leadership, the equity mix for our Executive Officers (excluding the CEO) remained 50% PSUs and 50% time-based equity for the 2025 performance year. We believe this continued emphasis on performance-based awards drives alignment with stockholder value and accountability for achieving our goals while also acknowledging the continuing transformation journey ahead.

Total Long-Term Target Value

Each year, the Compensation Committee sets each NEO's long-term target value based on benchmark data from our compensation peer group and its assessment of the NEO's contribution to current and long-term corporate goals. Each NEO’s total long-term target value was allocated between time-based RSUs and PSUs and the number of shares awarded was based on share price on the date of grant. The table below shows each NEO's total long-term target value and the number of time-based shares and performance share units awarded in 2025.

Name	Long-Term Target Value ($)	Time-Based Restricted Stock Units (#)	Performance Share Units (#)
Daniel R. Chard	4,600,000	124,953	187,430
James P. Maloney	711,565	24,161	24,161
Nicholas M. Johnson	594,475	20,185	20,185
Anthony E. Tyree	561,429	19,063	19,063
Jason L. Groves	577,504	19,609	19,609

Performance Share Units (PSUs)

•On March 25, 2025, the Compensation Committee approved the grant of a target number 2025 PSUs to each NEO which may be earned over a three-year performance period (ending December 31, 2027) based on achieved levels of revenue growth against pre-defined performance goals.
•At the beginning of the three-year performance period, the Compensation Committee set revenue performance goals for the first year of the performance period and approved predefined percentage revenue growth targets for the second and third years of the performance period. Three consecutive one-year performance goals were used due to our strategic transformation and the volatile business environment facing the company, thereby making it difficult to set multi-year performance objectives. The number of PSUs earned over the performance period varies based on the level of achieved performance as described below.
•In the first year of the three-year performance period, each NEO may earn between 25% (at threshold performance) and 150% (at maximum performance; reduced from our historical practice and market norm of 200% payout for maximum performance) of their target number of PSUs based upon achieved performance against the performance goals for 2025.
•In the second and third year of the three-year performance period, each NEO may earn between 25% (at threshold performance), and 200% (at maximum performance) of their target number of PSUs based on achievement against revenue growth goals in those years.
•The 2025 PSU grant also re-introduced a TSR Kicker component. This feature allows for the NEOs to earn an additional 15% on top of their final result if the company achieves 60th percentile TSR performance relative to a peer group. The peer group was defined as the S&P 1,000 Consumer Staples Index plus the company's Compensation Peer Group as of January 1, 2025.
•If threshold performance is not achieved with respect to any one-year performance period, then no 2025 PSUs would vest with respect to that performance period. The percentage of target shares earned is equal to the average percentage of target earned over the three one-year performance periods. The number of PSUs earned are paid in shares of common stock following the end of the three-year period. Other than upon retirement (see “Retirement Benefits”) or a qualifying termination of employment under the Medifast Executive Severance Plan (see “Severance”), an NEO must be continuously employed through the end of the three-year performance period to receive a distribution of earned PSUs.

Time-Based Restricted Stock Units

•On March 25, 2025, each NEO was granted 2025 time-based restricted stock unit grants, which vest ratably over a three-year period. On each vesting date, the vested portion of the RSUs are delivered as shares. Other than upon retirement (see “Retirement Benefits”) of upon a qualifying termination of employment under the Medifast Executive Severance Plan (see “Severance”), an NEO must be continuously employed through each vesting date to receive the shares subject to the RSUs.

2023-2025 Performance Share Units

In 2023, the Compensation Committee awarded PSUs to certain NEOs with a three-year performance period, which concluded on December 31, 2025. Each NEO was granted a target number of 2023 PSU awards and was eligible to earn between 25% and 200% of the target number depending upon achieved performance against performance goals (with no awards vesting if threshold performance was not achieved). The performance goals for the 2023 PSU awards were: (i) revenue; and (ii) operating income. The PSUs include a relative TSR modifier, pursuant to which the number of performance-based deferred shares otherwise earned based on achievement against the financial metrics is increased by 25% if the Company’s three-year TSR performance achieves a 75th percentile rank or greater, relative to a set of peers. The number of earned and vested performance awards is paid in a like number of shares of our common stock. Other than upon retirement (see “Retirement Benefits”) or upon severance under the Medifast Executive Severance Plan (see “Severance”), an NEO generally must be continuously employed through the end of the performance period to receive a distribution of shares.

The final results with respect to the 2023-2025 period are set forth below (in thousands, except for percentages).

Performance Metric	Threshold	Target	Maximum	Actual Performance	Unweighted Achievement	Weight	Weighted Achievement
Year One - 2023
Revenue	$879,217	$1,120,000	$1,598,577	$1,072,054	85%	40%	34%
Adjusted Operating Income	$37,367	$82,000	$184,806	$139,181	128%	60%	77%
							111%

Year Two - 2024
Revenue	$974,497	$1,082,775	$1,191,052	$602,463	0%	40%	0%
Adjusted Operating Income	$126,516	$140,573	$154,630	$49,800	0%	60%	0%
							0%

Year Three - 2025
Revenue	$608,488	$692,832	$722,956	$385,788	0%	40%	0%
Adjusted Operating Income	$50,298	$57,270	$59,760	$(217)	0%	60%	0%
							0%

					Final Achievement		37%
					TSR Kicker		Not Achieved

Income (loss) from operations was adjusted for the following items to arrive at Adjusted Operating Income used for the 2023-2025 performance goals.

2023: Non-GAAP reported LifeMD collaboration costs, non-GAAP reported IT and supply chain optimization costs, market research and legal costs related to medically supported weight loss, and one-time restructuring charges.
2024: Non-GAAP reported supply chain optimization and restructuring of external manufacturing agreements, non-GAAP reported LifeMD collaboration costs, medically supported weight loss market research, and marketing spend for our company-led customer acquisition initiative.
2025: Investments in metabolic health initiatives and marketing spend needed to fuel our business transition.

The 2023 PSUs vested at 37% as a result of exceeding performance targets during the initial year, but not achieving threshold in the subsequent years.

Retirement Benefits

Each NEO may participate in the Company's 401(k) retirement plan on the same terms and conditions, including Company matching provisions, as other employees. The Company also provides all equity eligible team members who retire, including the NEOs, with prorated vesting on their current equity holdings should they meet the following criteria: (i) employee has attained age 55; (ii) sum of age and years of service is equal to 70; (iii) job performance is satisfactory; and (iv) intent to retire is given within one year of retirement. The Company provides no other retirement benefits to our NEOs.

Severance Benefits

We maintain the Medifast Executive Severance Plan (the “Severance Plan”) pursuant to which severance benefits are provided to our CEO, the other NEOs and certain executives at the Executive Vice-President level or above who report directly to the CEO upon certain terminations of employment, including a termination by the Company without “cause” or by the executive for “good reason.” The Severance Plan was designed with an eye towards severance plans and policies in the market, so that the severance benefits provided under the Severance Plan are market competitive. Severance benefits provide economic security for our executives during times of uncertainty, which allows them to focus their attention on leading and managing the Company. In addition, we believe that the Severance Plan is an important factor in the retention of our executives while remaining within market norms. Please refer to the Potential Payments upon Termination or Change in Control narrative within the Executive and Director Compensation Tables section herein for additional information on the Severance Plan.

Other Compensation

In 2025, we provided to our NEOs group health, life, and disability insurance coverage, each on the same terms as are provided to all of the Company’s employees. Our NEOs are also eligible for an executive preventive health screening which they are eligible to access once per year. As a Health and Wellness company, we believe it is critical for our top leadership team to be informed of their health indicators and enabled to proactively manage their health outcomes. This program consolidates the appointments into one day to allow each executive to efficiently schedule all screenings, allowing business leaders to focus on key business initiatives.

Stock Ownership Guidelines

Our Compensation Committee maintains executive and non-employee director stock ownership guidelines that reflect market best practices. We believe that these stock ownership guidelines help to align the interests of our executive officers and non-employee directors with the interests of our stockholders by requiring our executive officers and non-employee directors to accumulate and maintain a significant ownership stake in our Company. Each executive officer and non-employee director has the following stock ownership requirements:

Position	Target Value of Stock Held
Chief Executive Officer	5x annual salary
Direct reports to CEO	3x annual salary
Other Section 16 Officers	1x annual salary
Non-Employee Directors	5x amount of annual cash retainer

Stock held directly by the executive officer or director will be considered in determining compliance with the guidelines, as will restricted stock units, shares received upon the exercise of stock options, shares underlying PSUs (if the performance criteria have been satisfied), and shares held by an affiliate for the benefit of the individual. Unvested stock options will not be considered, but vested stock options will be treated as the equivalent to one-half of a share.

Until the executive officer or non-employee director satisfies the ownership guidelines, he or she will be required to hold at least 50% of the shares acquired under an equity or equity-based award (net of exercise price for options and taxes).

Clawback Policy

We maintain a clawback policy that applies to all of our current and former executive officers, and any other senior executives or employees who are deemed subject to the policy by the Board. The Compensation Committee reviewed and modified our long-standing clawback policy in 2023 to comply with the NYSE's listing standards and the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The clawback policy provides that, in the event that we are required to prepare an accounting restatement of our financial statements due to our non-compliance with any financial reporting requirement, the Board will, subject to limited exceptions, require reimbursement or forfeiture of all or a portion of all incentive compensation received by a covered executive during the three-year period prior to the restatement. For senior executives or employees who are not or were not Section 16 Officers of the Company, the policy will apply if the Board determines that the employee engaged in negligence, misconduct, wrongdoing or a violation of any of the Company’s rules or of any applicable legal or regulatory requirements in the course of such employee’s employment with the Company or a breach of fiduciary duty to the Company by the employee. In addition, if the Board determines that an executive officer has breached his or her fiduciary duties of care and loyalty, the Board may seek to recoup incentive compensation from such executive officer.

Anti-Hedging Policy

Our insider trading policy contains a strict anti-hedging policy, which prohibits employees (including executives) and directors from engaging in hedging, monetization transactions or similar arrangements involving our stock, including short sales, margin transactions, and buying put or call options. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to Company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls, and other derivative instruments and exchange funds.

Anti-Pledging Policy

We maintain an anti-pledging policy, which prohibits our executives and non-employee directors from pledging our stock as collateral for a loan or holding our securities in a margin account.

Policies and Practices Related to the Grant of Certain Equity Awards

The Company did not issue any stock options or stock appreciation rights during 2025. Our policy is to not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on stock option grant dates. In addition, the Compensation Committee does not take material non-public information into account when determining the terms of stock options or similar awards.
Compensation Committee Interlocks and Insider Participation

Scott Schlackman, Michael A. Hoer, and Andrea B. Thomas served as members of our Compensation Committee in Fiscal Year 2025. No member of our Compensation Committee was an officer or employee of Medifast while serving on the Compensation Committee during Fiscal Year 2025 or has ever been an officer of Medifast or its subsidiaries. No executive officer of Medifast has served as a director or a member of the Compensation Committee of another entity that has one or more executive officers who are also members of our Board or Compensation Committee.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Based on the review and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Compensation Committee,
Scott Schlackman, Chairman
Michael A. Hoer
Andrea B. Thomas

ANALYSIS OF RISK INHERENT IN OUR COMPENSATION POLICIES AND PRACTICES
The Compensation Committee has conducted a risk assessment of all of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. Based upon that review and a review by management of the Company’s internal controls, the Compensation Committee has concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee based its conclusion on a variety of factors, including the following specific aspects of the Company’s compensation practices:
•Our annual incentive compensation program is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals;
•We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company and stockholder value;
•At the senior management and executive levels, our compensation programs are weighted towards offering incentives that reward sustainable performance by requiring continued service to receive payment; and
•All of our compensation awards are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, as well as the compensation offered within our peer group and by comparable companies.

EXECUTIVE AND DIRECTOR COMPENSATION TABLES
Summary Compensation Table (2025, 2024, and 2023)

The following table sets forth the annual and long-term compensation for the last three fiscal years of the Company’s Chief Executive Officer, the Chief Financial Officer, the Chief Field Operations Officer, the Chief Business Operations Officer, and the Chief Legal Officer & Corporate Secretary. These individuals are our “Named Executive Officers” for fiscal year 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Daniel R. Chard Chairman & Chief Executive Officer	2025	1,000,000		4,567,664	0	16,886	5,584,551
	2024	1,000,000		4,029,669	563,500	16,686	5,609,855
	2023	1,000,000		4,604,755	1,322,500	111,807	7,039,062
James P. Maloney Chief Financial Officer	2025	527,085		700,427	184,480	16,403	1,428,396
	2024	527,085		623,337	180,790	16,273	1,347,486
	2023	527,085		992,101	424,303	66,334	2,009,824
Nicholas M. Johnson Chief Field Operations Officer	2025	440,352		585,163	154,123	15,980	1,195,619
	2024	440,352		520,806	151,041	16,124	1,128,323
	2023	440,352		850,682	354,483	57,928	1,703,445
Anthony E. Tyree Former Chief Business Operations Officer(2)	2025	415,873		162,194	145,556	761,097	1,484,720
	2024	415,873		491,849	142,644	15,256	1,065,623
	2023	415,873		803,398	334,778	54,141	1,608,190
Jason L. Groves Chief Legal Officer & Corporate Secretary	2025	427,781		568,465	149,723	14,483	1,160,452
	2024	427,781		505,934	146,729	14,349	1,094,793
	2023	427,781		805,133	344,364	54,866	1,632,144
____________________
(1)Amounts shown represent the aggregate grant date fair value of both the time-based RSU and PSU stock awards in the year indicated, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 8 of the Notes to Consolidated Financial Statements included in the 2025 Annual Report. The values do not correspond to the actual value that will be recognized by the NEOs at the time such awards vest. With respect to the PSU awards granted in 2025, the value included in this column reflects the target level of performance. The grant date fair value of the 2025 PSU awards at the maximum level of performance is equal to the following: for Mr. Chard, $5,198,901; Mr. Maloney, $670,174; Mr. Johnson, $559,888; Mr. Tyree, $176,255 and Mr. Groves, $543,911.
(2)As a result of his departure effective December 31, 2025, Mr. Tyree's severance agreement entitled him to certain benefits, which included (i) a lump sum payment of $706,984 (ii) continued eligibility for the Company's 2025 Non-Equity Incentive Plan accrued at $145,556 (ii) pro-rata vesting of equity awards through December 31, 2025 (iv) continued health benefits for 12 months with an employer subsidy totaling $13,817 and (v) six months of outplacement services totaling $25,000.
(3)Amounts reported in this column represent the Company’s matching contributions under the 401(K) plan, a one-time vacation payout to transition to an unlimited vacation policy (2023 only) and Company contributions to group term life insurance and health savings accounts.

Mr. Chard's all other compensation total for 2025 primarily includes group term life insurance contributions, $14,000 in matched 401(k) plan contributions made by the Company, $1,500 in health savings account contributions.
Mr. Maloney's all other compensation total for 2025 primarily includes $14,000 in matched 401(k) plan contributions made by the Company, $1,500 in health savings account contributions.
Mr. Johnson’s all other compensation total for 2025 primarily includes $14,000 in matched 401(k) plan contributions made by the Company, $1,500 in health savings account contributions.
Mr. Tyree’s all other compensation total for 2025 includes $706,984 of severance pay, $13,817 of continued health benefits, $25,000 of outplacement services, $14,000 in matched 401(k) plan contributions made by the Company.

Mr. Groves' all other compensation total for 2025 primarily includes $14,000 in matched 401(k) plan contributions made by the Company.
2025 Grants of Plan-Based Awards Table
The following table outlines the cash incentive awards and equity-based awards granted to the NEOs during fiscal 2025. All equity-based awards were granted under the Amended and Restated 2012 Share Incentive Plan (the "2012 Plan"), which was approved by stockholders.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel R. Chard		287,500	1,150,000
	3/25/2025			46,858	187,430	343,615		2,835,816
	3/25/2025						124,953	1,731,849
James P. Maloney		92,240	368,960
	3/25/2025			6,040	24,161	44,294		365,556
	3/25/2025						24,161	334,871
Nicholas M. Johnson		77,062	308,246
	3/25/2025			5,046	20,185	37,005		305,399
	3/25/2025						20,185	279,764
Anthony E. Tyree(4)		72,778	291,111
	3/25/2025			1,589	6,354	11,649		96,141
	3/25/2025						4,766	66,053
Jason L. Groves		74,862	299,447
	3/25/2025			4,902	19,609	35,949		296,684
	3/25/2025						19,609	271,781
____________________
(1)The amounts included in these columns represent the threshold and target cash value payable to each NEO under the 2025 annual incentive bonus. Each amount represents the individual's current salary multiplied by their bonus opportunity. The Company’s 2025 annual incentive bonus also includes a 50% modifier. The amounts shown here are before the application of the modifier, which would be applied upward or downward to the achievement percentages used to derive these amounts. A more detailed description of the terms of the 2025 annual incentive bonus is included above under the heading "Annual Incentive Bonus." The actual payout amounts with respect to the 2025 annual incentive bonus are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.
(2)The stock awards vest in three equal annual installments on each of the first three anniversaries of the date of grant.
(3)The amounts included in this column are the dollar amounts representing the grant date fair value of each restricted share or PSU (at the target level), as applicable, calculated in accordance with FASB ASC Topic 718, and do not represent the actual value that may be recognized by the NEOs upon vesting of restricted stock units or PSUs. For PSUs, the amounts disclosed in this column are based on the probable outcome of the performance conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The grant date fair value includes a market condition premium for the Company’s 15% TSR kicker, calculated using a Monte Carlo simulation.
(4)As a result of his departure effective December 31, 2025, Mr. Tyree was entitled to certain benefits under the Severance Plan, which included continued a pro-rated award for the Company's 2025 annual incentive plan and pro-rata vesting of equity awards through December 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End Table

					Restricted Stock Units			Performance Share Units
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Unvested Units (#)		Market Value of Unvested Units ($)(1)	Unearned Units that Have Not Vested (#)(2)		Market Value of Unearned Units that Have Not Vested ($)(1)(2)
Daniel R. Chard					5,603	(3)	59,840	67,631	(16)	722,299
					30,058	(4)	321,019	187,430	(17)	2,001,752
					124,953	(5)	1,334,498	—		—
James P. Maloney					1,525	(6)	16,287	8,718	(16)	93,108
					5,812	(7)	62,072	24,161	(17)	258,039
					24,161	(8)	258,039	—		—
Nicholas M. Johnson	22,640	—	66.68	2/7/2028	1,308	(9)	13,969	7,284	(16)	77,793
					4,856	(10)	51,862	20,185	(17)	215,576
					20,185	(11)	215,576	—		—
Anthony E. Tyree					—	(12)	—	—	(12)	—
Jason L. Groves					1,238	(13)	13,222	7,076	(16)	75,572
					4,718	(14)	50,388	19,609	(17)	209,424
					19,609	(15)	209,424	—		—
____________________
(1)The market value of shares of stock that have not vested is based on the closing price of our common stock on December 31, 2025, or $10.68 per share.
(2)The number of shares and the market value of the PSU awards is based on the target performance level.
(3)The RSUs will vest on March 17, 2026.
(4)The RSUs will vest 15,029 shares on March 13, 2026 and 2027, respectively.
(5)The RSUs will vest 41,651 shares on March 25, 2026, 2027 and 2028, respectively.
(6)The RSUs will vest on March 17, 2026.
(7)The RSUs will vest 2,906 shares on March 13, 2026 and 2027, respectively.
(8)The RSUs will vest 8,053 shares on March 25, 2025, and 8,054 shares on March 25, 2027 and 2028, respectively.
(9)The RSUs will vest on March 17, 2026.
(10) The RSUs will vest 2,428 shares on March 13, 2026 and 2027, respectively.
(11) The RSUs will vest 6,728 shares on March 25, 2026 and 2027, respectively, and 6,729 shares on March 25, 2028.
(12) As a result of his departure effective December 31, 2025, Mr. Tyree's employment agreement entitled him pro-rata vesting of equity awards through December 31, 2025. No awards are unvested after this date.
(13) The RSUs will vest on March 17, 2026.
(14) The RSUs will vest 2,359 shares on March 13, 2026 and 2027, respectively.
(15) The RSUs will vest 6,536 shares on March 25, 2026 and 2027, respectively, and 6,537 shares on March 25, 2028.
(16) The PSUs will vest on December 31, 2026.
(17) The PSUs will vest on December 31, 2027.

2025 Option Exercises and Stock Vested Table
The following table sets forth information regarding stock vesting for the NEOs during 2025, and the resulting value realized.

		Stock Awards
Name	Grant Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Daniel R. Chard	03/17/2023 Performance Share Units	9,328	99,623
	03/16/2022 Restricted Stock Units	2,837	39,548
	03/17/2023 Restricted Stock Units	5,602	80,389
	03/13/2024 Restricted Stock Units	15,029	208,452

James P. Maloney	03/17/2023 Performance Share Units	1,692	18,071
	03/16/2022 Restricted Stock Units	427	5,952
	03/17/2023 Restricted Stock Units	1,525	21,884
	03/13/2024 Restricted Stock Units	2,906	40,306

Nicholas M. Johnson	03/17/2023 Performance Share Units	1,451	15,497
	03/16/2022 Restricted Stock Units	357	4,977
	03/17/2023 Restricted Stock Units	1,307	18,755
	03/13/2024 Restricted Stock Units	2,428	33,676

Anthony E. Tyree	03/17/2023 Performance Share Units	1,370	14,632
	03/17/2024 Performance Share Units	1,559	16,650
	03/17/2025 Performance Share Units	6,354	67,861
	03/16/2022 Restricted Stock Units	1,263	14,587
	03/17/2023 Restricted Stock Units	2,955	36,092
	03/13/2024 Restricted Stock Units	7,059	82,705

Jason L. Groves	03/17/2023 Performance Share Units	1,373	14,664
	03/16/2022 Restricted Stock Units	347	4,837
	03/17/2023 Restricted Stock Units	1,237	17,751
	03/13/2024 Restricted Stock Units	2,358	32,705
____________________
(1)Represents the number of shares vested multiplied by the fair market value of the common stock on the vesting date.
Potential Payments upon Termination or Change in Control
Messrs. Chard, Maloney, Johnson, and Groves are eligible to participate in the Severance Plan. Mr. Tyree was provided benefits under the Severance Plan upon his termination of employment on December 31, 2025. Under the Severance Plan, if one of these executives is terminated by the Company without “cause” or terminates employment for “good reason,” and if such termination occurs prior to a “change in control” or more than two years following a “change in control”, subject to the executive's execution of a release of claims, the executive would be entitled to:
i.a lump sum cash payment equal to 1 times (1.5 times for Mr. Chard) the sum of the executive's annual base salary and target annual bonus;
ii.a prorated annual bonus for year of termination, based on the number of full months during the year the executive was employed and based on actual Company performance;
iii.acceleration and vesting of all unvested stock options;
iv.pro-rata vesting of all unvested time-based restricted stock units or deferred shares;
v.pro-rata vesting of all unvested performance share units or deferred shares, based on the actual achievement of the performance factors.
In the event such termination occurs during the two-year period following a "change in control," subject to the executive's execution of a release of claims, he or she would be entitled to:
i.a lump sum cash payment equal to 1.5 times (2.5 times for Mr. Chard) the sum of the executive's annual base salary and target annual bonus;

ii.a prorated annual bonus for year of termination, based on the number of full months during the year the executive was employed, at the greater of (i) target level performance OR (ii) actual Company performance as determined by the most recent forecast as of the date of termination;
iii.acceleration and vesting of all unvested stock options;
iv.acceleration and vesting of all unvested time-based restricted stock units or deferred shares;
v.pro-rata vesting of all unvested performance share units or deferred shares, based on the number of full months during the performance period the participant was employed, at the greater of (i) target level performance or (ii) actual performance, as determined by most recent financial projections/forecast used for accrual purposes as of the date of termination.
For purposes of the Severance Plan, the Company will have "Cause" to terminate an executive's employment if the executive engages in any of the following:
•Indictment or conviction for, or plea of guilty or nolo contendere to, a felony or criminal act involving moral turpitude;
•Gross misconduct or willful and continued failure to substantially perform employment duties reasonably requested by the Company, after 30 days' written notice of the conduct or failure and failure of the executive to remedy such conduct or failure;
•Fraud, embezzlement, or misappropriation of any amounts of money or other assets or property of the Company;
•Misconduct or negligence in connection with the business of the Company which has a substantial adverse effect on the Company; or
•Violation of any material policy of the Company, including the Company's Code of Conduct and Business Ethics.
For purposes of the Severance Plan, an executive will be deemed to have "Good Reason" to terminate his or her employment if any of the following occur:
•A material reduction in the executive's base salary or target bonus;
•A material diminution on the executive's authority, duties, or responsibilities;
•A relocation of the executive's principal work location by more than 50 miles; or
•Any other action or inaction by the Company that constitutes a material breach by the Company of any written agreement under which the executive provides services.
Potential Payments Upon Termination or Change in Control Table
The table below details the payments and benefits that would be provided to each of our NEOs if he or she was terminated by the Company without Cause or terminated employment for Good Reason, or if a Change in Control occurred, in each case on December 31, 2025.

Name	Severance ($)	Annual Cash Bonus(1) ($)	Restricted Shares(2) (unvested) ($)	Performance- Based Shares(2) (unvested) ($)
Daniel R. Chard
Termination Without Cause or Good Reason(3)	3,225,000	575,000	498,887	830,975
Termination Without Cause or Good Reason Following a Change in Control	5,375,000	1,150,000	1,715,358	1,148,784
James P. Maloney
Termination Without Cause or Good Reason	896,045	184,480	100,002	107,117
Termination Without Cause or Good Reason Following a Change in Control	1,344,067	368,960	336,399	148,085
Nicholas M. Johnson
Termination Without Cause or Good Reason	748,598	154,123	83,819	89,495
Termination Without Cause or Good Reason Following a Change in Control	1,122,898	308,246	281,407	123,721
Anthony E. Tyree
Termination without Cause(4)	706,984	145,556	84,511	79,160
Jason L. Groves
Termination Without Cause or Good Reason	727,228	149,723	81,168	86,939
Termination Without Cause or Good Reason Following a Change in Control	1,090,842	299,447	273,034	120,189
____________________
(1)The annual cash bonus reflects the target cash bonus that the executive would have been entitled to receive under our 2025 Annual Incentive Bonus program, without pro-ration since the assumed date of termination is also the last day of the fiscal year.
(2)The value of the restricted stock units, performance share units, and stock options that would be accelerated upon a termination of employment is based on the closing price of our common stock on December 31, 2025, or $10.68 per share.
(3)The values for Mr. Chard are based on his potential payout under the Severance Plan. Mr. Chard did not receive a bonus for 2025 performance.
(4)The values for Mr. Tyree are based on actual compensation paid and awards vested upon his departure from the Company on December 31, 2025.
CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. Daniel Chard, our CEO. For Fiscal year 2025, the annual total compensation of our CEO was $5,584,551 (as set forth in the Summary Compensation Table) and the annual total compensation of the median employee of our Company (other than our CEO) was $97,437. As a result, the ratio between our CEO’s annual total compensation and the median of the annual total compensation of our employees (other than our CEO) was 57 to 1.

We identified the median total compensation of our employees by examining the 2025 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2025, the last day of our payroll year. We included all employees, whether employed on a full-time, or part-time basis. For our newly hired permanent full-time or part-time employees that were employed for less than the full year, we annualized their 2025 total compensation.
In determining the median employee, we considered the total cash compensation for each active employee as of December 31, 2025, including regular pay, overtime pay, shift differential pay, regular exception pay (holiday, paid time off or PTO, jury, short-term disability, bereavement, paid parental leave, etc.), production and other incentives such as employee cash referral awards, bonuses paid (signing, retention and discretionary), 2025 performance bonuses paid in 2026, tuition reimbursement, imputed value of Company-provided group term life insurance, relocation expenses, severance and Company contributions to employee 40l(k) plans.

Pay versus Performance

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and New Item 402(v) of Regulation S-K, we are providing the below information to disclose the relationship between the compensation represented in the Summary Compensation Table included in this Proxy ("SCT"), compensation actually paid to our NEOs and the Company’s financial performance since 2021. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.

Year	SCT Total Compensation For CEO ($)	Compensation Actually Paid to CEO ($)(2)	Average SCT Total Compensation for Other NEOs ($)(1)	Average Compensation Actually Paid to Other NEOs ($)(1)(2)	Cumulative TSR ($)(3)	S&P 600 Consumer Staples Cumulative TSR ($)(3)	Net Income ($M)	Company-Selected Performance Measure (Revenue) ($M)
2025	5,584,551	2,729,867	1,317,297	969,376	6	116	(19)	386
2024	5,609,855	983,508	1,159,056	421,253	10	140	2	602
2023	7,039,062	2,928,661	1,738,401	1,103,919	39	139	99	1,072
2022	5,940,235	(710,735)	1,229,146	337,631	63	120	144	1,599
2021	6,565,494	12,935,723	1,438,062	2,214,069	109	129	164	1,526

(1) The CEO for each year is Daniel Chard. The Other Named Executive Officers for each year are as follows:
2021: Messrs. James Maloney, Nicholas Johnson, Anthony Tyree, and Ms. Lauren Walker.
2022: Messrs. James Maloney, Nicholas Johnson, Anthony Tyree, and Jason Groves.
2023: Messrs. James Maloney, Nicholas Johnson, Anthony Tyree, and Jason Groves.
2024: Messrs. James Maloney, Nicholas Johnson, Anthony Tyree, and Jason Groves.
2025: Messrs. James Maloney, Nicholas Johnson, Anthony Tyree, and Jason Groves.
(2) The total compensation and equity grants of our Named Executive Officers, as reported in the summary compensation tables for 2021, 2022, 2023, 2024, and 2025 are detailed below along with the dividends earned, additions and deductions to the fair value of their equity grants and any forfeitures as reflected in the actual compensation calculations above.

Breakdown of Actual Compensation of Chief Executive Officer
Year	SCT Total for CEO ($)	Equity Value from SCT for CEO ($)	Adjustment for Year-End Equity Value of Awards Granted in Current Fiscal Year for CEO ($)	Adjustment for Dividends Accrued During Fiscal Year on Unvested Equity Awards for CEO ($)	Adjustment for Change in Fair Value of Unvested Equity Awards Granted in Prior Years for CEO ($)	Adjustment for Change in Fair Value of Equity Awards Vested During Fiscal Year for CEO ($)	Adjustment for Fair Value of Equity Awards Forfeited During Fiscal Year for CEO ($)	Compensation Actually Paid for CEO ($)
2025	5,584,551	(4,567,664)	3,336,250	—	(1,193,558)	(429,712)	—	2,729,867
2024	5,609,855	(4,029,669)	1,986,091	—	(2,268,404)	(314,365)	—	983,508
2023	7,039,062	(4,604,755)	2,866,049	373,037	(1,897,142)	(847,590)	—	2,928,661
2022	5,940,235	(4,002,009)	2,517,440	553,538	(2,251,992)	(3,467,947)	—	(710,735)
2021	6,565,494	(3,484,918)	4,603,480	546,641	3,925,442	779,584	—	12,935,723

Breakdown of Average Actual Compensation of Named Executive Officers
Year	SCT Total for NEO's ($)	Equity Value from SCT for NEO's ($)	Adjustment for Year-End Equity Value of Awards Granted in Current Fiscal Year for NEO's ($)	Adjustment for Dividends Accrued During Fiscal Year on Unvested Equity Awards for NEO's ($)	Adjustment for Change in Fair Value of Unvested Equity Awards Granted in Prior Years for NEO's ($)	Adjustment for Change in Fair Value of Equity Awards Vested During Fiscal Year for NEO's ($)	Adjustment for Fair Value of Equity Awards Forfeited During Fiscal Year for NEO's ($)	Compensation Actually Paid for NEO's ($)
2025	1,317,297	(504,062)	443,316	—	(114,461)	(90,050)	(82,664)	969,376
2024	1,159,056	(535,482)	263,921	—	(397,798)	(68,444)	—	421,253
2023	1,738,401	(862,829)	541,366	53,533	(244,447)	(122,105)	—	1,103,919
2022	1,229,146	(517,724)	325,671	62,556	(478,307)	(283,711)	—	337,631
2021	1,438,062	(411,897)	505,460	41,554	386,276	254,614	—	2,214,069

(3) The peer group TSR set forth for each year is the S&P 600 Consumer Staples index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our annual report for the year ended December 31, 2025. TSR values assume $100 was invested for the cumulative period from December 31, 2020 through December 31, 2025, in either the Company or the peer group, and reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

The charts below describe the relationship between compensation actually paid to our chief executive officer and to our other named executive officers (as calculated above) and our financial and stock performance for the indicated years. In addition, the first table below compares our cumulative TSR and peer group cumulative TSR for the indicated years.

The following were the most important financial performance measures (and non-financial performance measures), as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year. These measures impact both the short-term, and, in the case of Revenue, also the long-term incentives of our Officers. We believe the combination of these metrics align with our compensation objectives and reinforce for our executive leaders the importance of sustainable, growth while protecting the company's financial health.

Important Company Performance Metrics
Revenue
Operating Income
Coach Productivity

Director Compensation
The Company utilizes a combination of cash and stock-based compensation to attract and retain highly qualified individuals to serve on our Board. The non-employee directors of Medifast receive an annual restricted stock grant for their service on the Board. Unlike executive compensation, which is determined on a fiscal year basis, non-employee director compensation is aligned with their annual service term, running from June to May of the following year.

Annual Compensation Structure (2025-2026 Term)

In alignment with the Company’s broader commitment to fiscal discipline and austerity, the Board determined that there would be no increase to the total value of the non-employee director compensation package for the June 2025-May 2026 service term. While the value remained flat year-over-year, the number of shares granted increased as a result of the lower market price of the Company’s common stock at the time of grant.

For the 2025-2026 term, directors (with the exception of Mr. Xian, who receives cash-settled deferred share units) were provided the option to receive compensation in one of two ways:

•Cash and equity: A quarterly cash retainer of $16,250 (with the Lead Independent Director receiving an additional $6,250 per quarter) and an annual equity grant of RSUs; or
•All equity: 100% of their compensation in the form of RSUs

The number of RSUs is determined by the 20-day moving average stock price prior to the grant date.

Additionally, each non-employee director also received between $1,250 and $5,000 for attending quarterly committee meetings (depending on the committee and the position held), which he or she could also elect to receive in the form of shares. Mr. Xian is a resident of China and, as such, Mr. Xian awards are cash-settled deferred share units under our director compensation program.

Deferred Compensation Plan and 2026 Enhancements
In 2021, the Board adopted a Deferred Compensation Plan for non-employee Directors, which provides them with a means to defer receipt of their vested equity until after they retire, including Mr. Xian who receives cash-settled deferred share units (the “Deferred Comp Plan”). The purpose of the Deferred Comp Plan is to enhance the Company’s ability to attract and retain non-employee directors by providing individual financial and tax planning flexibility. Under the Deferred Comp Plan, directors may elect to defer 0% or 100% of their 2025 cash and/or equity compensation. Any deferred cash is converted into equity. All deferred equity receives a premium equal to 15% of the total compensation that directors elect to defer and is subject to the same vesting period as the underlying equity.

For the 2025-2026 term, all non-employee directors elected to receive their cash compensation on a quarterly basis and to defer 100% of their equity compensation, with the exception of from Messrs. Brown and Xian, who elected to defer 100% of their total compensation. The 2025 RSUs were granted at the June 2025 meeting of the Board and will vest on June 25, 2026.

For 2026, consistent with the Company’s focus on aligning cost structures with economic realities, the Board elected to discontinue the 15% deferral premium feature from the Deferred Comp Plan. This proactive measure aims to promote the Company's financial stability by lowering reoccurring expenses and safeguarding the Company’s share pool, especially as the stock price faces challenges. Although the premium benefit is discontinued as of 2026, non-employee Directors will continue to have the option to defer their compensation to support long-term tax and financial planning.

The following table contains information concerning the compensation of our non-employee directors during 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jeffrey J. Brown(2)(3)	10,000	270,495	280,495
Elizabeth A. Geary	70,000	146,524	216,524
Michael A. Hoer(2)	82,500	146,524	229,024
Scott Schlackman	110,000	146,524	256,524
Andrea B. Thomas	97,500	146,524	244,024
Ming Xian(4)	—	225,415	225,415
____________________
(1)Amounts shown represent the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718 and include amounts of cash compensation that the director has elected to receive in shares or deferred to the Deferred Comp Plan. These values do not correspond to the actual values that will be recognized by the non-employee directors at the time such awards vest.
(2)Messrs. Brown and Hoer will not stand for re-election at the Annual Meeting.
(3)Mr. Brown received certain committee fees in cash, which were not subject to deferral feature of the Deferred Comp Plan.
(4)Mr. Xian is a resident of China and, as such, his restricted stock units (RSUs) under our director compensation program contain a cash settlement provision. Each RSU corresponds in value to a single share of Company common stock (“Share”) and represents the right to receive the cash equivalent of a Share for each vested RSU. Mr. Xian was awarded a grant of 17,181 cash-settled RSUs with a grant date fair value of $13.12 per share.

Our non-employee directors held the following outstanding awards as of December 31, 2025:

Name	Outstanding Restricted Stock Units (#)(1)	Outstanding Stock Option Awards (#)
Jeffrey J. Brown(2)	38,578	—
Elizabeth A. Geary	19,545	—
Michael A. Hoer(2)	23,009	—
Scott Schlackman	23,167	—
Andrea B. Thomas	23,036	—
Ming Xian(3)	32,143	—
____________________
(1)Represents Restricted Stock Units credited to the individual’s account in the Deferred Compensation Plan.

(2)Messrs. Brown and Hoer will not stand for re-election at the Annual Meeting.

(3)Mr. Xian is a resident of China and, as such, his restricted stock units (RSUs) under our director compensation program contain a cash settlement provision. As of December 31, 2025, he held 32,143 cash-settled RSUs.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
The Audit Committee has appointed RSM US LLP (“RSM”), as the Company’s independent registered public accounting firm for Fiscal Year 2026. The appointment of RSM as the Company’s independent registered public accounting firm is subject to ratification by the Company’s stockholders at the Annual Meeting. Representatives of RSM will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.
The Board unanimously recommends that the stockholders ratify the appointment of RSM as the Company’s independent registered public accounting firm for Fiscal Year 2026 by adopting the following resolution at the Annual Meeting:
“RESOLVED, that the appointment of RSM US LLP as the independent registered public accounting firm for Medifast, Inc. for the fiscal year ending December 31, 2026, is hereby APPROVED, RATIFIED, AND CONFIRMED.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in oversight of (i) risks related to the integrity of the Company’s financial statements; (ii) the performance of the independent registered public accounting firm; (iii) the independent registered public accounting firm’s qualification and independence; and such other matters as are described in the Audit Committee’s Charter. In addition to discussions with the CEO, the CFO, and other members of management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee received periodic reports from the Company’s Internal Audit and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Business Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.
The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Audit Committee, the Company, and RSM, the Company’s independent registered public accounting firm. The Audit Committee discussed with RSM the overall scope and plans for the integrated audit of the Company’s financial statements, and met with RSM with and without management present, to discuss the results of their audits and evaluations of the Company’s internal controls, and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.
Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor RSM are responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. RSM’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with management and RSM. In addition, the Audit Committee has discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
RSM has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with RSM that firm’s independence from the Company. The Audit Committee has concluded that RSM’s provision of audit services to the Company is compatible with RSM’s independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to RSM for audit and non-audit services. For further information regarding these fees, please see the fees chart located in “Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence.”
Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Audit Committee,
Jeffrey J. Brown, Chairman
Michael A. Hoer
Scott Schlackman

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES, SERVICES, AND INDEPENDENCE
The following table outlines the aggregate fees, rounded to the nearest thousand, billed to the Company for the fiscal years ended December 31, 2025 and 2024 by the Company’s principal accounting firm, RSM.

	2025	2024
Audit Fees	$752,000	$810,000
Audit-Related Fees	$21,000	42,000
Tax Fees	—	—
Total Fees	$773,000	$852,000
Audit Fees: The amounts noted above for Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory filings.
Audit-Related Fees: The amounts noted above for Audit-Related Fees primarily include proxy review fees and consent fees. The amounts also include fees incurred for the audit of the Company’s benefit plan in 2024.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accountant
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountant. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accountant.
Under the policy, pre-approval is generally provided for work associated with the following:
•registration statements under the Securities Act of 1933 (for example, comfort letters or consents);
•due diligence work for potential acquisitions or dispositions;
•attest services not required by statute or regulation;
•audit the adoption of new accounting pronouncements;
•internal control reviews and audit of internal control over financial reporting requirements;
•tax compliance, tax planning, and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services;
•assistance and consultation on questions raised by regulatory agencies; and
•audit the Company's subsidiary financial statements as included in statutory filings.
For each proposed service, the independent registered public accountant is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accountant’s independence.
The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for Exchange Act audits. The Audit Committee pre-approved all audit, audit-related, tax, and other services provided by RSM related to fiscal year 2025 in accordance with this policy.

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, and as a matter of good governance, Medifast is asking its stockholders to cast a non-binding, advisory vote to approve the fiscal year 2025 compensation of our named executive officers as disclosed in this Proxy Statement (our “NEOs”). This Proposal, commonly known as “Say-on-Pay,” gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.
Our executive compensation program is designed to attract, motivate, and retain key employees who are critical to our success and align their interests with those of our stockholders. Through our executive compensation program, executive officers, including our NEOs, are motivated to achieve specific financial and strategic objectives that are expected to increase stockholder value. We describe this program, including how it links executive compensation to our performance and changes we made with respect to our 2025 executive compensation program, in the Compensation Discussion and Analysis ("CD&A") portion of this Proxy Statement. Please read the CD&A and the accompanying tables and narrative discussion for additional details about our executive compensation program, including information about the fiscal year 2025 compensation of our NEOs. Biographical information regarding our executive officers is contained in the section titled “Executive Officers” in this Proxy Statement.
We request stockholder approval of the fiscal year 2025 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the CD&A, the compensation tables, and the narrative discussion that accompanies the compensation tables within the Executive Compensation section of this Proxy Statement). We encourage you to review the CD&A and accompanying compensation tables and narrative discussion elsewhere in this Proxy Statement for a description and analysis of our principal executive compensation actions and decisions for fiscal year 2025.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices, and disclosures described in this Proxy Statement.
Accordingly, we ask that you vote "FOR" the following resolution at this meeting:
“RESOLVED, that the stockholders of Medifast, Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the accompanying compensation tables and narrative discussion within the Executive Compensation section of the Proxy Statement.”
As an advisory vote, the outcome of the vote on this Proposal is not binding upon us or our Board. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will carefully consider the outcome of this vote when making future compensation decisions for our executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 4

APPROVAL OF THE AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN

At the Meeting, you will be asked to approve an amendment to the Amended and Restated 2012 Share Incentive Plan the ("2012 Plan"), which has been amended, subject to stockholder approval, to increase the number of shares available for awards under the 2012 Plan by 250,000. We maintain the 2012 Plan in order to enhance the value of the Company for the benefit of its stockholders by enabling the Company to grant incentive awards to attract, retain, and reward eligible employees, contractors, and non-employee directors, and strengthen the mutuality of interests between such individuals and the Company's stockholders. The 2012 Plan was initially approved by the Board and by stockholders in 2012. It was amended and restated by the Board in 2014. The 2012 Plan was amended and restated again by the Board and approved by stockholders in 2017. Furthermore, stockholders approved additional changes and an increase of 515,000 shares available under the 2012 Plan in 2024, and an increase of 550,000 shares in 2025. The 2012 Plan is being submitted for your approval in accordance with the NYSE listing standards, to approve the increase in the number of shares available for awards by 250,000.

The 2012 Plan, including the proposed amendment, is attached as Appendix A to this Proxy Statement.

Summary of Proposal

As of December 31, 2025, there were approximately 547,000 shares available for grant under the 2012 Plan. The Board determined that the number of shares remaining available under the 2012 Plan is not adequate for our current equity compensation needs and has again amended and restated the 2012 Plan, subject to stockholder approval, to increase the number of shares covered by, and reserved for issuance under, the 2012 Plan by 250,000 shares. The Board believes the proposed amendment to the 2012 Plan will allow Medifast to continue utilizing a broad array of equity incentives in order to secure and retain the services of employees, contractors, and non-employee directors of Medifast and to continue providing long term incentives that align the interests of employees, contractors, and non-employee directors with the interests of our stockholders. No other material changes are being made to the 2012 Plan at this time.

Key Considerations in the Determination of the Number of Shares to Request

In determining the number of shares to be requested for the 2012 Plan, the Compensation Committee considered the following principal factors:

•Number of Shares Available for Grant under 2012 Plan: As of December 31, 2025, 547,381 shares remained reserved and available for issuance under the 2012 Plan.
•Number of Awards Outstanding: As of December 31, 2025, the following awards were outstanding under the 2012 Plan: 23,265 options with a weighted average exercise price of $66.68 and a weighted average remaining term of 2.1 years, and full value awards (restricted and deferred shares) with respect to 1,000,318 shares.
•Burn Rate: Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. For 2023, 2024, and 2025, Medifast’s burn rate was approximately 1.2%, 2.9%, and 7.6% respectively, resulting in a three year average burn rate of 3.9%.
•Overhang: As of December 31, 2025, 1,023,583 shares were subject to outstanding awards (23,265 options and 1,000,318 restricted stock units and deferred shares), resulting in an overhang of approximately 12.5%. If an additional 250,000 shares are reserved for issuance under the 2012 Plan, the overhang would be approximately 14.2%.

The Compensation Committee determined that 250,000 additional shares, plus the approximately 547,000 shares remaining available under the 2012 Plan, would provide us the ability to continue compensating our executive officers and other key employees for the next year, based on historical equity usage. Expectations regarding future share usage under the 2012 Plan are based on a number of assumptions regarding factors, such as (in no particular order): change in the population of eligible participants, hiring and promotion activity, future compensation, the rate at which shares are returned to the 2012 Plan through forfeitures, the level at which PSU awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Features Designed to Protect Stockholders’ Interests

The 2012 Plan’s design reflects our commitment to strong corporate governance and our desire to preserve stockholder value as demonstrated by the following 2012 Plan features:
•No Evergreen Feature. The 2012 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the 2012 Plan.
•Double-Trigger Awards. Outstanding awards will not automatically vest upon a change in control unless they are not assumed or substituted by a successor.
•Minimum Vesting Requirement. An award granted under the 2012 Plan may not vest prior to the one-year anniversary of the grant date of the award, subject to limited exceptions set forth in Section 7(f) of the 2012 Plan.
•Repricing and Cash Buyouts Prohibited. Stockholder approval is required for any cancellation of any option or share appreciation right in exchange for cash or the grant of a new award, or any reduction in the exercise price of options or share appreciation rights.
•No Discount Awards. Stock options and share appreciation rights must have an exercise price no less than the closing price per share on the date the award is granted.
•Limits on Awards for Non-Employee Directors. The 2012 Plan limits the size of awards that may be granted during any one year to any one non-employee director.
•No Dividends on Awards Unless and Until Vesting. The 2012 Plan prohibits the payment of dividends or dividend equivalents on awards unless and until the awards vest.
•No Liberal Definition of Change in Control. The 2012 Plan’s definition of “change in control” provides that any award benefits triggered by the transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.
•No Transfers for Value. Participants are not permitted to transfer awards for value under the 2012 Plan.
•Awards Subject to Clawback Policy. Awards granted under the 2012 Plan generally will be subject to any recoupment or clawback policy adopted by our Board.
•Administered by Independent Compensation Committee. The 2012 Plan is administered by the compensation committee of the Board, which is comprised entirely of independent non-employee directors.

Summary of the 2012 Plan

The following is a brief description of the material features of the 2012 Plan. This description is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

With the 2012 Plan, we seek to attract, retain and reward participants for the long-term growth and profitability of the Company, and to align their interests with the interests of our stockholders through the granting of equity and non-equity incentive awards. The 2012 Plan is designed to enable the participants to acquire or increase their ownership of Company common stock and to compensate such individuals for the creation of stockholder value. The 2012 Plan provides long-term compensation to employees, contractors, and non-employee directors that is consistent with the philosophy adopted by the Compensation Committee as set out in the CD&A in this Proxy Statement. The Board of Directors views the 2012 Plan as a means of further aligning the goals of the participants with those of the Company’s stockholders.

General
•Common Stock Subject to the 2012 Plan. The Company originally reserved 1,000,000 shares of common stock for issuance under the 2012 Plan, which was increased by an additional 600,000 shares in 2017, 515,000 shares in 2024, 550,000 shares in 2025, and is being increased by an additional 250,000 shares of common stock pursuant to this amendment, subject to stockholder approval.
•Individual Limits. During any calendar year, no non-employee Director may be granted options, including incentive stock options, and share appreciation rights covering, in each case, more than 75,000 shares of common stock, or restricted stock units, deferred shares, and shares of common stock covering, in each case, more than 150,000 shares of common stock. Each of these limits is subject to adjustment for certain changes in the Company’s capitalization, such as stock splits, extraordinary dividends, combinations or similar events. If an award terminates, is forfeited or is settled for cash rather than common stock, the shares of common stock issued under that award will again become available for grant under the 2012 Plan.
•Administration. The 2012 Plan is administered by the Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors to administer the 2012 Plan. The 2012 Plan administrator, whether the Compensation Committee or other committee (the “Committee”), has the authority in accordance with the terms of the 2012 Plan to adopt, amend, suspend, waive and rescind the rules and regulations relating to the 2012 Plan, select the individuals to whom awards may be granted, grant the awards, determine the amount and types of awards granted, establish the form, terms, and conditions of any agreement by which any award is made and determine whether any award will be settled in cash rather than shares of common stock. The Committee will consist solely of two or more individuals each of whom will be a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.
•Eligible Participants. Under the terms of the 2012 Plan, all awards, except for incentive stock options, may be granted to executive officers, directors, key employees and key independent contractors. Incentive stock options may be granted only to executive officers and other key employees of the Company and its “subsidiary corporations” within the meaning of Section 424(f) of the Code. As of December 31, 2025, there were approximately sixty employees (including executives) and six non-employee directors eligible to participate in the 2012 Plan.

Stock Options

The Committee may grant non-qualified stock options to executive officers, directors, key employees and key independent contractors and incentive stock options to executive officers and other key employees. The Committee determines the terms of the options, the exercise price and when the option becomes exercisable. The option term may not exceed ten years and the exercise price may not be less than the fair market value at the time of grant. Upon exercise, the participant may pay for the shares of common stock with cash, other shares of common stock or other methods approved by the Committee.

Share Appreciation Rights

The Committee may grant share appreciation rights (“SARs”) to executive officers, directors, key employees and key independent contractors. A SAR entitles the participant to receive an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the fair market value on the date of grant. The Committee determines when the SAR becomes exercisable, the method of exercise and the form of settlement of the SARs.

Restricted Stock Units (RSUs)

The Committee may grant RSUs to executive officers, directors, key employees and key independent contractors. The Committee determines the length of the restriction period and the conditions that must be met for the restriction to lapse. Subject to the terms and conditions of the award agreement, a participant holding RSUs will have the right to receive dividends on the shares during the restriction period (shall be deferred until the restrictions on the underlying RSUs lapse), to vote the RSUs and enjoy all other stockholder rights with respect to such shares.

For performance RSUs, the restrictions lapse only to the extent performance goals established by the Committee are met, unless a change of control (as defined in the 2012 Plan) occurs or the Committee waives the performance goal in the case of death or disability, or as otherwise determined by the Committee. The Committee may select one or more business criteria for each performance restricted share award from the following list: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, (xiv) expense control, and (xv) any other criteria determined to be appropriate by the Committee. The business criteria may be applied to the individual, a division, a component of the Company’s business, the Company and/or one or more subsidiaries of the Company.

Deferred Shares

The Committee may grant deferred shares to executive officers, directors, key employees and key independent contractors. Each deferred share represents the right to receive a share of common stock, or cash equal to the fair market value of a share of common stock, when the deferred share vests. The Committee determines the conditions that must be met for deferred shares to vest. The Committee may provide that dividend equivalents will be credited to deferred shares, which will be subject to restrictions and a risk of forfeiture to the same extent as the underlying deferred shares and distributed when such deferred shares are distributed.

Deferred shares subject to performance goals vest only to the extent performance goals established by the Committee are met, unless a change of control (as defined in the 2012 Plan) occurs or the Committee waives the performance goals in the case of death or disability, or as otherwise determined by the Committee. The Committee may select performance goals from the list described above.

Bonus Shares and Other Stock-Based Awards

The Committee may grant shares of common stock as a bonus and/or other stock-based awards.

Miscellaneous

•Term. The 2012 Plan has a term of ten years, which was renewed in 2025. With this amendment, subject to stockholder approval, the term will expire in 2035.
•Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution.
•Change in Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding common stock, the Committee will adjust the kind and aggregate number of shares of common stock subject to awards, together with the option exercise price and amount over which appreciation of share appreciation rights is measured.
•Change in Control. To the extent awards are not assumed by or replaced with substitute awards by a successor, if there is a change in control of the Company (as defined in the 2012 Plan), (i) stock options and SARs will become fully exercisable and vested, (ii) restrictions, deferral of settlement, and forfeiture conditions on RSUs and deferred shares will lapse, and (iii) any performance conditions on an award will be deemed to be fully achieved. If awards are assumed by or replaced with substitute awards by a successor and a participant is terminated without cause (as defined in the 2012 Plan) within 24 months following the change in control (and other than due to the participant’s death or disability), (i) stock options and SARs held by such participant will become fully exercisable and vested, (ii) restrictions, deferral of settlement, and forfeiture conditions on RSUs and deferred shares held by such participant will lapse, and (iii) any performance conditions on awards held by such participant will be deemed to be fully achieved.
•Amendment/Termination. The Committee may amend outstanding awards, provided that no such action may materially impair the rights of a participant under an award without the consent of the participant. The Board of Directors may amend or suspend the 2012 Plan, provided that stockholder approval is required for (1) any material amendment to the 2012 Plan (as defined under applicable NYSE Listing Standards) if such stockholder approval is required by law or NYSE regulations, and (2) an amendment to “reprice” an outstanding option or share appreciation right. The Board of Directors may terminate the 2012 Plan at any time and for any reason.
•Clawback. A participant’s right to receive an award, to retain amounts payable under the award, and to retain any profit or gain associated with a non-cash award are all subject to the Clawback Policy adopted by the Company.

New Plan Benefits Table

Awards that may be granted to eligible persons under the 2012 Plan are subject to the discretion of the Compensation Committee, so we cannot currently determine the benefits or amounts that will be received or allocated to our current named executive officers, executive officers as a group, directors who are not executive officers as a group, and employees, including all current officers who are not executive officers, as a group, in the future. However, during the first quarter of 2026, the Compensation Committee granted certain equity-based awards that are contingent on receiving stockholder approval of the amendment to the 2012 Plan. Details regarding these awards are set forth in the table below. In the event that stockholder approval is not obtained, these awards will be cancelled for no consideration.

Name	Position	Number of PSUs Subject to Contingent Awards at Target(1)	Number of RSUs Subject to Contingent Awards
Daniel R. Chard	Chairman & Chief Executive Officer	55,452	36,968
James P. Maloney	Chief Financial Officer	34,344	34,344
Nicholas M. Johnson	President(3)	34,906	34,906
Jason L. Groves	Chief Legal Officer & Corporate Secretary	23,892	23,892
Executive Group(2)		165,622	147,138
Non-Executive Director Group		—	—
Non-Executive Officer Employee Group		—	—
____________________
(1)The Compensation Committee awarded PSUs to certain NEOs with a three-year performance period, which will conclude on December 31, 2028. Each NEO was granted a target number of PSU awards and is eligible to earn between 17% and 167% of the target number depending upon achieved performance against performance goals (with no awards vesting if threshold performance was not achieved). The performance goals for the PSU awards are revenue and adjusted EBITDA. The number of earned and vested performance awards is paid in a like number of shares of our common stock. Other than upon retirement (see "Retirement Benefits"), an NEO generally must be continuously employed through the end of the performance period to receive a distribution of shares.
(2)Represents the Executive Officer group of the Company, which is inclusive of NEOs and other Executives.
(3)Mr. Johnson was promoted to President, Medifast effective January 5, 2026.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of certain awards, which are authorized for grant under the 2012 Plan, based upon the provisions of the Code as of the date of this Proxy Statement. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Participants in the 2012 Plan should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the 2012 Plan.
•Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who do not dispose of their shares within two years of the date that the option was granted and within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the grant date of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on a disqualifying disposition of shares generally results in a deduction by us for federal income tax purposes.
•Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.
•Restricted Stock Units and Deferred Shares. The fair market value of any shares and any cash received by a participant in connection with RSUs or deferred shares are generally includible in the participant’s ordinary income. In the case of RSUs, this amount is includible in the participant’s income when shares vest, unless the participant has filed an election with the IRS to include the fair market value of the shares in income as of the date the award was granted. In the case of deferred shares, generally, the value of any cash and the fair market value of any shares received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested RSUs or deferred shares are also ordinary income for participants.
•Deductibility of Compensation. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or affiliate for which the participant performs services will generally be entitled to a corresponding federal income tax deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not subject to the $1 million limitation on deductibility under Section 162(m) of the Code.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS —
DECEMBER 31, 2025

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#))
Equity compensation plans approved by security holders	1,000,318	66.68	547,381
____________________
(1)Consists of 23,265 shares of our common stock issuable upon the exercise of outstanding stock options, 627,752 unvested time-based restricted stock units and 349,301 unvested performance share units under our 2012 Plan.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of our common stock. The number of shares beneficially owned by each person named in the table below includes any shares for which the person has sole or shared voting power or investment power, and also includes any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 22, 2026 (60 days after March 23, 2026), through the exercise of any stock option, warrant, or other right.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percent of Outstanding Common Stock (%) (1)
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	830,028	7.5
Renaissance Technologies LLC (4) 800 Third Avenue New York, New York 10022	888,928	8.1
Charles Schwab Investment Management Inc (5) 9800 Schwab Way Lone Tree, CO 80124	776,829	7.0
Steamboat Capital Partners LLC (6) 24 Maple Avenue Rye, NY 10580	657,590	6.0
____________________
(1)Based on 11,031,693 shares outstanding at March 23, 2026. In calculating the percentage of ownership, all shares of our common stock, of which the identified person or group has the right to acquire beneficial ownership on or before May 22, 2026, are deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by any other person or group.
(2)Based solely on information included in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on July 8, 2024. In such filing BlackRock, Inc. indicates that it has sole voting power with respect to 807,802 shares of our common stock and sole dispositive power with respect to 830,028 shares of our common stock.
(3)Based solely on information included in a Schedule 13G/A filed with the SEC by Renaissance Technologies LLC (“Renaissance”) and Renaissance Technologies Holdings Corporation (“Renaissance Holdings”) on May 14, 2025. In such filing each of Renaissance and Renaissance Holdings (by virtue of its majority ownership of Renaissance) indicates that it has sole voting power with respect to 888,928 shares of our common stock and sole dispositive power with respect to 888,928 shares of our common stock.
(4)Based solely on information included in a Schedule 13G/A filed with the SEC by Charles Schwab Investment Management Inc (“Charles Schwab”) on February 12, 2026. In such filing Charles Schwab indicates that it has sole voting power with respect to 776,829 shares of our common stock and sole dispositive power with respect to 776,829 shares of our common stock.
(5)Based solely on information included in a Schedule 13D filed with the SEC by Steamboat Capital Partners, LLC and Parsa Kiai (“Steamboat”) on March 20, 2026. In such filing, Steamboat indicates that it has sole voting power with respect to 657,590 shares of our common stock and sole dispositive power with respect to 657,590 shares of our common stock. Mr. Kiai is the managing member of Steamboat and ultimately controls Steamboat. Accordingly, Mr. Kiai may be deemed to indirectly beneficially own securities beneficially owned by Steamboat. Please refer to Mr. Kiai’s holdings within “Security Ownership of Officers and Directors.”

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of each of our directors and director nominees, each of the NEOs set forth in the Summary Compensation Table of this Proxy Statement, and all of our current directors and executive officers as a group. The number of shares beneficially owned by each person named in the table below includes any shares for which the person has sole or shared voting power or investment power, and also includes any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 22, 2026 (60 days after March 23, 2026), through the exercise of any stock option, warrant, or other right. Unless we indicate otherwise, each person has sole investment and/or voting power with respect to the shares set forth in the following tables.
Except as otherwise indicated, the address for each person below is c/o Medifast, Inc., 1501 South Clinton Street, Suite 500, Baltimore, Maryland 21224.

Name of Beneficial Owner	Title	Shares Beneficially Owned (#)	Percent of Outstanding Common Stock (%)(1)
Daniel R. Chard	Chairman & Chief Executive Officer	220,337	2.0%
James P. Maloney	Chief Financial Officer	19,675	*
Nicholas M. Johnson(2)	Chief Field Operations Officer	41,416	*
Anthony E. Tyree	Former Chief Business Operations Officer	19,099	*
Jason L. Groves	Chief Legal Officer & Corporate Secretary	21,398	*
Jeffrey J. Brown	Lead Director	22,194	*
Elizabeth A. Geary	Director	8,377	*
Michael A. Hoer	Director	14,971	*
Parsa Kiai(3)	Director Nominee	—	—
Jeffrey Rose(4)	Director Nominee	—	—
Scott Schlackman	Director	14,381	*
Andrea B. Thomas	Director	12,849	*
Ming Xian	Director	—	*
All current directors and executive officers as a group		409,041	3.7%
____________________
*Shares held represent less than 1% of the total number of outstanding shares of our common stock.

(1)Based on 11,031,693 shares outstanding at March 23, 2026. In calculating the percentage of ownership, all shares of our common stock, of which the identified person or group has the right to acquire beneficial ownership on or before May 22, 2026, are deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by any other person or group.
(2)Includes 22,640 shares of common stock issuable to Mr. Johnson pursuant to stock options that are currently exercisable or will become exercisable within 60 days of March 23, 2026.
(3)Mr. Kiai is the managing member of Steamboat Capital Partners, LLC (“Steamboat”) and ultimately controls Steamboat. Accordingly, Mr. Kiai has voting and investment control of 657,590 shares of Medifast owned by clients of Steamboat. The shares with respect to which Mr. Kiai has voting and investment control have been pledged to the prime brokers of Steamboat’s clients to secure margin borrowing from such prime brokers in ordinary course of business. Mr. Kiai disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Please refer to Steamboat’s holdings within “Security Ownership of Principal Stockholders.”
(4)Mr. Rose is Chief Operating Officer and Chief Financial Officer of Steamboat.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. We have reviewed copies of reports and amendments thereto filed electronically with the SEC. Based on that review, we concluded that all reports were timely filed in Fiscal Year 2025, except that:
•Our Chairman and Chief Executive Officer, Mr. Chard filed a Form 4 on March 18, 2025 which included a late transaction reporting a disposition of 5,001 shares in connection with a tax withholding on a vested grant on March 13, 2025; and
•Our Chief Financial Officer, Mr. Maloney filed a Form 4 on March 18, 2025 which included a late transaction reporting a disposition of 835 shares in connection with a tax withholding on a vested grant on March 13, 2025; and
•Our Chief Accounting Officer, Mr. MacKenzie filed a Form 4 on March 18, 2025 which included a late transaction reporting a disposition of 280 shares in connection with a tax withholding on a vested grant on March 13, 2025.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations for Director

If any Stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material for the 2027 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Chief Legal Officer, Medifast, Inc., 1501 South Clinton Street, Suite 500, Baltimore, Maryland 21224.

Any such proposal must be received at least 120 days before the anniversary of the mailing of the prior year’s proxy material, unless the date of our 2027 Annual Meeting of Stockholders is more than 30 days before or after May 19, 2027, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any such notice must set forth the specific information required by Rule 14a-8 of Regulation 14A of the Exchange Act, including without limitation: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of our common stock held of record, owned beneficially, and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the 2027 Annual Meeting of Stockholders to introduce the proposal specified in the notice.

In addition, our Bylaws establish certain requirements for proposals a stockholder wishes to make from the floor of the 2027 Annual Meeting of Stockholders. If the proposal is for a matter other than the nomination of a director for election at the meeting, the proposal must be written and delivered to the Secretary at the address set forth above, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered by not earlier than the close of business on the 120th day prior to such annual meeting, and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. As described in Section 1.2 of our Bylaws, the notice must contain: (a) a reasonably detailed description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the stockholder giving the notice as it appears on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) the class and number of shares of the Company which are owned beneficially and of record by the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal is made.

Our Bylaws also set forth the procedure for a stockholder’s nomination of directors. As described in Section 1.5 of our Bylaws, nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors by any stockholder who is a stockholder of record at the time such person provides the required notice; provided that the notice meets the requirements set forth below, and that they continue to be a stockholder at the time of the meeting. The written notice required with respect to any nomination (including the completed and signed questionnaire, representation, and agreement discussed below) must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided that if the date of annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by stockholder, to be timely, must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not more than 120 days prior to the date of such special meeting or less than the later of 90 days prior to the date of such special meeting or the 10th day following the earlier of (i) the date on which notice of such meeting is first given to stockholders and (ii) the date on which a public announcement of such meeting is first made. In no event will the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described above. Each such notice must include: (1) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, if any, on whose behalf the nomination is made, and each person whom the stockholder proposes to nominate for election as a director; (2) the name and address of each stockholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (3) the consent of each nominee to serve as a director of the Company if so elected; and (4) as to each person whom the stockholder proposes to nominate for election as a director (i) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, (ii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest, or other transaction has been entered into by or on behalf of such person with respect to stock of the Company, and whether any other agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person, or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the Company, (iii) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (iv) a completed and signed questionnaire with respect to the background and qualifications of the person the Stockholder proposes to nominate for election as a director and a written representation and agreement (in a form to be provided by the Secretary of the Company).

The required representation and agreement provides that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

In addition, Section 1.5(e) of our Bylaws provide that the stockholder’s notice must set forth the following information (regardless of whether the notice pertains to the nomination of directors or the proposal of other business): (a) the name of each nominee holder of shares owned beneficially but not of record by such stockholder, and the number of shares of stock held by each such nominee holder; (b) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company, and whether any other agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company; (c) a description of all agreements, arrangements, or understandings between such stockholder, and (i) any other person or persons (including their names) in connection with the proposal of such business by such stockholder or (ii) each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, as the case may be, and any material interest of such stockholder in such business or nomination, as the case may be, including any anticipated benefit to the stockholder therefrom; (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the meeting or to nominate the persons named in its notice, as the case may be; and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders or for election of directors, as the case may be, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The chairperson of the 2026 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees pursuant to the universal proxy rules (once effective) must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the 2026 Annual Meeting. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2026 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, with respect to two or more stockholders sharing the same address, by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Medifast and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account, or us at 1501 South Clinton Street, Suite 500, Baltimore, Maryland 21224 or by phone at (410) 581-8042.

Any beneficial owner can request (i) to receive a separate copy of an annual report or proxy statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements, you can make your request in writing to your broker.
Charitable Contributions

Under NYSE 303A.02 (b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which a Company director served as an executive officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenue for the years 2025, 2024, or 2023. The Company did not make any such charitable contributions in excess of those amounts.

Communications with the Board or Its Committees

Stockholders and other parties interested in communicating directly with the Board, non-management directors as a group or individual directors, including Jeffrey J. Brown as Lead Director of the Board in his capacity as the presiding director of executive sessions of non-management directors, may do so by writing to Medifast, Inc., c/o Corporate Secretary, 1501 South Clinton Street, Suite 500, Baltimore, Maryland 21224, indicating to whose attention the communication should be directed. Under a process approved by the Board for handling letters received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the Audit Committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof, or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company and addressed to members of the Board and request copies of any such correspondence.

2025 Annual Report

Any Stockholder who desires an additional copy of the 2025 Annual Report (including the financial statements and financial schedules) may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the Corporate Secretary, Medifast, Inc., 1501 South Clinton Street, Suite 500, Baltimore, Maryland 21224. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company’s website (https://ir.medifastinc.com).

By Order of the Board of Directors,
Jason L. Groves, Esq.
Chief Legal Officer & Corporate Secretary

APPENDIX

MEDIFAST, INC.
AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN

1.Purpose. The purpose of this Amended and Restated 2012 Share Incentive Plan (the “Plan”) of Medifast, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward executive officers and other key individuals of the Company and/or its subsidiaries, to link compensation to measures of the Company’s performance in order to provide additional share- based incentives to such individuals for the creation of stockholder value, and to promote ownership of a greater proprietary interest in the Company, thereby aligning such individuals’ interests more closely with the interests of stockholders of the Company.

2.Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Shares, Deferred Shares, and Shares granted as a bonus or in lieu of other awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” The definitions of terms relating to a Change in Control of the Company are set forth in Section 8 of the Plan. In addition to such terms and the terms defined in Section 1, the following are defined terms under the Plan:
a.“Award Agreement” means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.
b.“Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.
c.“Board” means the Board of Directors of the Company.
d.“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.
e.“Committee” means the Compensation Committee of the Board, and/ or such other Board committee as may be designated by the Board to administer the Plan.
f.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include the rules promulgated thereunder and successor provisions and rules thereto.
g.“Fair Market Value” of a Share means, as of any given date, the closing sales price of a Share on the New York Stock Exchange for such date or, if such day was not a trading day, the closing sales price for the most recent trading day prior to such date.
h.“Participant” means a person who, as an executive officer, director, key employee or key independent contractor of the Company or a subsidiary, has been granted an Award under the Plan which remains outstanding.
i.“Performance Goals” means the objective goal or goals applicable to a Participant’s Awards that are deemed by the Committee to be important to the success of the Company or any subsidiaries of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Participant. In creating these measures, the Committee may use one or more of the following business criteria: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders' equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or net revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, (xiv) expense control or (xv) any other criteria determined to be appropriate by the Committee. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or

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one or more subsidiaries of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.
j.“Rule 16b-3” means Exchange Act Rule 16b-3 as from time to time in effect and applicable to the Plan and Participants.
k.“Share” means a Common Share of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8; provided, however, that to the extent any class of common shares are readily tradable on an established securities market, such common shares shall be designated as the Shares for purposes of this Plan.
l.“Termination of Service” means: (i) with respect to an Award granted to an employee, the termination of the employment relationship between the employee and the Company and all Company subsidiaries, (ii) with respect to an Award granted to an independent contractor, the termination of the service arrangement between the independent contractor and the Company and all Company subsidiaries, and (iii) with respect to an Award granted to a non-employee director, the cessation of the provision of services as a director of the Company and all Company subsidiaries; provided, however, that if the Participant’s status changes from employee, independent contractor, or non-employee director to any other status eligible to receive Awards under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Company subsidiaries terminates. For purposes of this subsection, if a Participant’s relationship is with a Company subsidiary, and not the Company (i.e., the Participant is an employee, independent contractor, or non-employee director of a Company subsidiary and not the Company), the Participant shall incur a Termination of Service when such entity ceases to be a Company subsidiary, unless the Committee determines otherwise.

3.Administration.
a.Composition of Committee. The Committee shall consist solely of two or more individuals each of whom shall be a “nonemployee director” as defined in Rule l6b-3. If the Committee cannot or does not act, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
b.Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
i.to select Participants to whom Awards may be granted;
ii.to determine the type or types of Awards to be granted to each Participant;
iii.to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, the exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture before or after grant, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
iv.to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
v.to prescribe the form of each Award Agreement, which need not be identical for each Participant;
vi.to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
vii.to correct any defect or supply appropriate text for any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, with such constructions and interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; provided that, the Committee’s construction

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and interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such constructions and interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control;
viii.to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and
ix.In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (vii), shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.

c.Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s bylaws, or applicable law, the Committee shall have discretion to exercise authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.
d.Limitation of Liability. Each member of the Committee shall be entitled to in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law or charter, be fully indemnified, held harmless and protected by the Company with respect to any such action, determination, or interpretation.

4.Shares Available Under Plan; Individual Award Limitations; Adjustments.
a.Shares Reserved for Awards. Subject to adjustment as hereinafter provided, the total number of Shares reserved and available for issuance to Participants in connection with Awards (including with respect to ISOs) under the Plan shall increase by 250,000 Shares to approximately 1,425,000 Shares; provided, however, that the number of Shares with respect to which (i) Awards of Options (including ISOs) and SARs may be granted to any Participant shall in each case not exceed 75,000 during any calendar year and (ii) Awards of Restricted Shares, Deferred Shares and Shares may be granted to any non-employee Director, shall in each case not exceed 150,000 during any calendar year. If all or any portion of an Award is forfeited, settled in cash, or terminated without issuance of Shares to the Participant, the Shares to which such Award or portion thereof related shall again

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be available for future Awards under the Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Option or SAR under this Plan shall not again be available for issuance under this Plan if such Shares are (i) Shares tendered, withheld or surrendered in payment of the exercise or purchase price of an Option or SAR or tax obligations relating to Award, (ii) Shares that were not issued or delivered as a result of the net settlement or net exercise of an Option or SAR or (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price. The Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards). Any Shares issued pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant (which treasury Shares or acquired Shares will be deemed to have been “issued” pursuant to such Award).
b.Adjustments.
i.In the event that the Committee shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares remaining reserved and available for issuance under Section 4(a), (ii) the number and kind of outstanding Restricted Shares or Restricted Shares relating to any other outstanding Award in connection with which Restricted Shares may be issued, (iii) the number and kind of Shares that may be issued in respect of other outstanding Awards, and/or (iv) the exercise price or grant price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; or in the event the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan.
ii.If the Company shall be consolidated or merged with another corporation or other entity, each Participant who has received Restricted Shares that are then subject to restrictions imposed by Section 6(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Shares in a manner consistent with Section 6(d)(iv), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend referred to in Section 6(d)(iv).
iii.The judgment of the Committee with respect to any matter referred to in this sub-section (b) shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

5.Eligibility. Except as provided in the following sentence, Executive officers, other key employees and other key independent contractors of the Company and its subsidiaries, including any director and any director who is also an executive officer or employee, are eligible to be granted Awards under the Plan. Notwithstanding the preceding sentence, only Executive officers and other key employees of the Company and its “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) are eligible to be granted ISOs under the Plan.

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6.Specific Terms of Awards.
a.General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Service by the Participant or upon the occurrence of other events. In addition, the Committee shall require, as the condition of the issuance of Shares in connection with any Award, that consideration be received by the Company which meets the requirements of the Delaware General Corporation Law.
b.Options. An Option entitles a Participant to purchase a Share on the exercise thereof. Options include ISOs and NQSOs. An ISO is an Option that is intended to meet the requirements of Section 422 of the Code. An NQSO is an Option that is not an ISO. The Committee is authorized to grant Options to Participants on the following terms and conditions:
i.Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than 100% (110% in the case of an ISO granted to a more-than-ten-percent stockholder, as provided in clause (vi) below) of Fair Market Value on the date of grant of the Option.
ii.Term. The term of each Option shall be determined by the Committee and shall not exceed ten years (five years in the case of an ISO granted to a more-than-ten-percent stockholder (as provided in clause (vi) below)).
iii.Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, cashless exercise and/or a broker-assisted exercise, and the methods by which Shares will be delivered or deemed to be delivered to Participants.
iv.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the Options, unexercised Options shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the Options will be waived in whole or in part in the event of terminations resulting from specified causes.
v.ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which the ISOs are exercisable for the first time by a Participant during any calendar year (counting ISOs under this Plan and under any stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) shall not exceed $100,000. If an Option intended as an ISO is granted to a Participant and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whet her an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.
vi.More-Than Ten-Percent Stockholder. If, after applying the attribution rules of Section 424(d) of the Code, the Participant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this clause shall not apply to NQSOs.
c.Share Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

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i.Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise, over (B) the Fair Market Value of one Share on the date of grant of the SAR.
ii.Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control (as such term is defined in Section 8(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Such Limited SARs may be either freestanding or in tandem with other Awards.
iii.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the SARs, unexercised SARs shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the SARs will be waived in whole or in part in the event of terminations resulting from specified causes.
d.Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:
i.Grant. The Committee may provide a specified purchase price for the Restricted Shares (whether or not any State law applicable to the Company requires the payment of a purchase price). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon (as described below). Restricted Shares include Performance Shares. Performance Shares are Restricted Shares that provide for a lapse of restrictions upon the attainment of certain Performance Goals.
ii.Lapse of Restrictions.
1.In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 8, Shares shall cease to be Restricted Shares for purposes of the Plan.
2.Restricted Shares Other Than Performance Shares. With respect to Restricted Shares that are not Performance Shares, the applicable restrictions shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Shares (other than Performance Shares) will lapse.
3.Performance Shares. With respect to Performance Shares, the applicable restrictions shall lapse at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions shall also lapse (A) as provided in Section 8, or (B) if and to the extent determined by the Committee, in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all Performance Shares granted with respect to such performance period except (i) as provided in Section 14, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) as otherwise provided by the Committee.

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iii.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes.
iv.Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Shares.
v.Dividends and Distributions. Dividends paid on Restricted Shares shall be either paid at the dividend payment date in the form the dividends are paid to other stockholders, in cash, or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or subject to the terms of Section 409A of the Code, the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Shares, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect; provided that with respect to Restricted Shares (including Performance Shares) that vest based on the achievement of Performance Goals or other performance criteria, dividends shall be paid at the time and to the extent that the restrictions and risk of forfeiture on the Restricted Shares lapse. Shares distributed in connection with a Share split or Share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property are distributed.
vi.Nature of Restricted Shares. Restricted Shares granted under the Plan are not intended to provide for the deferral of compensation subject to Section 409A of the Code.
e.Deferred Shares. The Committee is authorized to grant Deferred Shares to Participants, subject to the following terms and conditions:
i.Award and Restrictions. A Deferred Share shall entitle a Participant to a Share (or its cash equivalent) on the date of vesting. Deferred Shares shall be subject to such vesting conditions as the Committee may impose, if any, which may include vesting at the expiration of the deferral period, at earlier specified times, or upon the achievement of certain Performance Goals, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.
ii.Issuance of Shares. Upon meeting the vesting condition specified for an Award of Deferred Shares, the Company shall issue the Shares to which the Participant is entitled under the Award. In no event shall such issuance occur more than two and one-half months after the close of the calendar year in which the Participant’s rights to such shares vest. In the event the Award of Deferred Shares provides for partial vesting over multiple years, shares that vest during a calendar year shall be issued to the Participant within two and one-half months after the close of the calendar year in which the Shares vest.
iii.Vesting.
1.Deferred Shares Other Than Deferred Shares That Are Subject to Performance Goals. With respect to Deferred Shares that are not subject to Performance Goals, the Committee shall determine when such Deferred Shares shall vest and any conditions (such as continued employment) that must be met in order for such Deferred Shares to vest at the end of the applicable vesting period. The Committee may at any time accelerate the time at which such Deferred Shares shall vest.

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2.Deferred Shares Subject to Performance Goals. Deferred Shares that are subject to Performance Goals shall vest at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which such Deferred Shares vest on account of such achievement. Such Deferred Shares shall also vest (A) as provided in Section 8, or (B) if and to the extent determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all such Deferred Shares granted with respect to such performance period, except (i) as provided in Section 8, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) as otherwise determined by the Committee.
iv.Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Shares), all Deferred Shares that are at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Shares will be waived in whole or in part in the event of terminations resulting from specified causes.
v.Dividend Equivalents. The Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Shares, which amounts may be paid or distributed when accrued or deemed reinvested in additional Deferred Shares. Any dividend equivalents credited with respect to Deferred Shares shall be subject to restrictions and a risk of forfeiture to the same extent as the Deferred Shares and amounts credited shall be distributed in accordance with the provisions of Section 6(e)(ii) above.
vi.Compliance with Section 409A. Notwithstanding anything herein to the contrary, all distributions of Deferred Shares shall be made within the applicable “short-term deferral period” within the meaning of Section 409A of the Code.
f.Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements; provided, however, that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such Shares or Awards shall be determined by the Committee in a manner conforming to then - applicable requirements of Rule 16b-3. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
g.Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Shares having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Shares and the grant of phantom shares.
7.Certain Provisions Applicable to Awards.
a.Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares granted in substitution for an outstanding Award or award may be adjusted to reflect the in- the-money value of the surrendered Award or

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award, provided such adjustment does not cause the Award to be treated as deferred compensation subject to Section 409A of the Code.
b.Term of Awards. The term of each Award shall be for such period as may be determined by the Committee up to a maximum term of ten years.
c.Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards.
d.Rule 16b-3 Compliance. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if, at such time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Rule 16b -3 as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
e.Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable Award and shall only be paid at the time such the vesting requirements are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights prior to their exercise or settlement, as applicable.
f.Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, the minimum vesting period with respect to any portion of an Award shall be no less than one year; provided, that Shares underlying Awards with respect to up to 5% of the total number of Shares reserved for Awards under Section 4(a) (subject to adjustment under Section 4(b)) may be exempt from the foregoing limitations. Nothing in this Section 7(j) shall limit the Company’s ability to grant Awards that contain rights to accelerated vesting upon a termination of employment or service for any reason other than for Cause or limit any rights to accelerated vesting in connection with a Change in Control, as provided in Section 8 of the Plan, in each case, prior to the completion of the minimum one-year service requirement described in the foregoing sentence. In addition, the minimum vesting requirement set forth in this Section 7(j) shall not apply to (i) an Award granted in substitution for another award, (ii) Awards granted to non-employee directors which vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s shareholders (which is at least 50 weeks after the immediately preceding year’s annual meeting), (iii) Awards settled solely in cash in lieu of shares or (iv) Awards granted in lieu of earned cash obligations.

8.Change in Control Provisions.
a.In the event of a “Change in Control,” as defined in this Section, unless otherwise provided in the Award Agreement or another contract or Company-sponsored plan, in the event of a Change in Control, unless provision is made in connection with the Change in Control for (x) assumption of Awards previously granted or (y) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, the following shall occur:
i.the Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, cash payment or other equitable consideration and the acceleration of vesting or exercisability of Awards under the Plan),

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provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Participants as determined at the time of the adjustments, and
ii.any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (B) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved based on the greater of (i) target performance level or (ii) actual performance achievement, subject to the restrictions set forth in Sections 7(d) and 10(a) and any related provisions in a Company-sponsored plan.
iii.Termination Following a Change in Control. Unless otherwise provided in the Award Agreement or another contract or under the terms of a transaction constituting a Change in Control, upon a Participant’s involuntary termination of employment without Cause within twenty-four (24) months following the Change in Control, provided that such termination does not result from the Participant’s termination due to death or for disability, (1) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (2) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved based on the greater of (i) target performance level or (ii) actual performance achievement, subject to the restrictions set forth in Sections 7(d) and 10(a).
b.For purposes of the Plan, a “Change in Control” shall have occurred if.
i.Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any entity controlling, controlled by or under common control with the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the combined voting power of the Company’s then outstanding voting securities or the then outstanding Shares (in either case, other than as a result of an acquisition of securities directly from the Company);
ii.during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 8(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
iii.a merger, consolidation, recapitalization, or reorganization of the Company is consummated, or a reverse share split of any class of voting securities of the Company, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned of least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each such continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and

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preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity; or
iv.the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).
Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to an award under Section 409A of the Code; provided that, in such case, the event or condition shall continue to constitute a Change in control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.
c.For purposes of the Plan, “Cause” means a Participant’s gross misconduct, insubordination, violation of the Company’s policies, or commission of a felony.

9.Certain Corporate Transactions.
In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Participant holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 8) at any time prior to such termination. Further, except as otherwise provided in the Plan, the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 8).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Section 424(h) of the Code, unless the Participant consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Section 409A of the Code.

10.General Provisions.
a.Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
b.Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that such Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant in connection with the Participant’s estate or tax planning, and such transferees may exercise rights thereunder in accordance with the terms thereof, but only if and to

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the extent consistent with the registration of the offer and sale of Shares on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan and permitted by the Committee. The Company may rely upon the beneficiary designation last filed in accordance with this Section 10(b). Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered by a Participant and shall not be subject to the claims of a Participant’s creditors.
c.Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any income recognition event involving an Award (including, for example, an election under section 83(b) of the Code), and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.
d.No Right to Continued Employment; Leaves of Absence. Neither the Plan, any Award Agreement, or any action taken hereunder shall be construed as giving any Participant the right to be retained in the employ or contract of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any Participant’s employment or contract at any time. Unless otherwise specified in the applicable Award Agreement, an approved leave of absence shall not be considered a Termination of Service for purposes of an Award under the Plan.
e.No Rights to Awards; No Stockholder Rights. No Participant or employee or independent contractor shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees or independent contractors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.
f.Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any material amendment or alteration will be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Company securities may then be listed or quoted, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award; and provided further that no such amendment, discontinuance or termination of the Plan shall accelerate the time for payment of any Deferred Shares or other amounts subject to Section 409A of the Code (except to the extent permitted by Section 409A of the Code). Except as permitted under Section 4(b), if the Fair Market Value of Shares subject to an Option or SAR has declined since the Award was granted, the Committee shall not, without stockholder approval, (i) cancel any or all such Options or SARs in exchange for cash or the grant of a new Award, or (ii) reduce the exercise price of any or all such Options or reduce the amount over which appreciation of a SAR is measured; provided, however, that such reduced amount shall not be less than the Fair Market Value on the date such reduction is made.
g.No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its subsidiaries, or their officers or the Committee,

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on the one hand, and the Participant, the Company, its subsidiaries or any other person or entity, on the other.
h.Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 10(h).
i.Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
j.Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
k.Non-Deferred Compensation Plan. The Plan is intended to constitute an equity or equity-based compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. Notwithstanding the forgoing, if, at any time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Section 409A of the Code, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Section 409A of the Code so that such Participant shall avoid liability under Section 409A. Deferred Shares are intended to meet the “short-term deferral exception” under Section 409A of the Code.
l.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
m.Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.
n.Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Delaware General Corporation Law and other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.
o.Recoupment Policy. Notwithstanding any provision of this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or Shares) and, in the case of Shares received pursuant to an Award, to retain any profit or gain the Participant realized in connection with such an Award, shall be subject to any recoupment or “clawback” policy adopted by the Company.

11.Effective Date and Plan Termination. The Plan, as amended and restated, will be effective upon approval of the Board, subject to its approval by the stockholders of the Company if such stockholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for issuance under the Plan and the

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Company or, if earlier, until the day before the tenth anniversary of the effective date of a renewal of the Plan. For clarity, the Plan shall be effective until May 19, 2036.

A	- 14 -

MEDIFAST.

MEDIFAST, INC.
ATTN: OFFICE OF CORPORATE SECRETARY
1501 S. CLINTON ST, SUITE 500
BALTIMORE, MD 21224

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MEDIFAST, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Daniel R. Chard	☐	☐	☐
1b. Elizabeth A. Geary	☐	☐	☐
1c. Parsa Kiai	☐	☐	☐
1d. Jeffrey Rose	☐	☐	☐
1e. Scott Schlackman	☐	☐	☐
1f. Andrea B. Thomas	☐	☐	☐
1g. Ming Xian	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V92605-Z92647

MEDIFAST, INC.
Proxy for Annual Meeting of Stockholders on May 19, 2026
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Daniel R. Chard and Jason L. Groves, Esq., and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Medifast, Inc., to be held May 19, 2026 at 4:30 p.m. ET at the Courtyard by Marriott Baltimore 1000 Aliceanna Street, Baltimore, MD 21202 and at any adjournments, postponements or continuations thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side